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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the Appropriate Box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

ACNB CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:
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March 24, 2015

Dear Fellow Shareholders of ACNB Corporation:

        On behalf of the Board of Directors, I am pleased to invite you to attend our Annual Meeting of Shareholders to be held on Tuesday, May 5, 2015, at 1:00 p.m., prevailing time, at the ACNB Corporation Operations Center, 100 V-Twin Drive, Gettysburg, Pennsylvania 17325. At the annual meeting, you will have the opportunity to ask questions and to make comments. Enclosed with the proxy statement is the notice of meeting, proxy card, ACNB Corporation's 2014 Annual Review, and ACNB Corporation's 2014 Annual Report on Form 10-K.

        The principal business of the meeting is to fix the number of Directors of ACNB Corporation at thirteen (13); to fix the number of Class 1 Directors at five (5); to fix the number of Class 2 Directors at four (4); to fix the number of Class 3 Directors at four (4); to elect four (4) Class 2 Directors to serve for terms of three (3) years and until their successors are elected and qualified; to conduct a non-binding vote on executive compensation; to ratify the selection of BDO USA, LLP as ACNB Corporation's independent registered public accounting firm; and, to transact any other business that is properly presented at the annual meeting. The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon in more detail.

        Whether or not you plan to attend the annual meeting, I urge you to vote as soon as possible by completing, signing and returning the enclosed proxy card in the envelope provided or to vote via the internet or telephone. Your prompt vote will save the Corporation expenses involved in further communications. Your vote is important. Voting by written proxy, internet or telephone will ensure your representation at the annual meeting if you do not attend in person.

        I look forward to seeing you on May 5, 2015, at the Corporation's annual meeting.

Sincerely,

Thomas A. Ritter
 President & Chief Executive Officer

ACNB CORPORATION

NASDAQ TRADING SYMBOL: ACNB

acnb.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

2015

Proxy Statement

Dated and to be mailed to shareholders on or about March 24, 2015.

ACNB CORPORATION
16 LINCOLN SQUARE
P.O. BOX 3129
GETTYSBURG, PENNSYLVANIA 17325
(717) 334-3161

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 5, 2015

TO THE SHAREHOLDERS OF ACNB CORPORATION:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ACNB Corporation will be held at the ACNB Corporation Operations Center, 100 V-Twin Drive, Gettysburg, Pennsylvania 17325 on Tuesday, May 5, 2015, at 1:00 p.m., prevailing time, for the purpose of considering and voting upon the following matters:

  1.
  To fix the number of Directors of ACNB Corporation at thirteen (13);

  2.
  To fix the number of Class 1 Directors at five (5);

  3.
  To fix the number of Class 2 Directors at four (4);

  4.
  To fix the number of Class 3 Directors at four (4);

  5.
  To elect four (4) Class 2 Directors to serve for terms of three (3) years and until their successors are elected and qualified;

  6.
  To conduct a non-binding vote on executive compensation;

  7.
  To ratify the selection of BDO USA, LLP as ACNB Corporation's independent registered public accounting firm; and,

  8.
  To transact such other business as may properly come before the 2015 Annual Meeting and any adjournment or postponement thereof.

        Only those shareholders of record, at the close of business on March 10, 2015, are entitled to notice of and to vote at the meeting.

        Please promptly sign the enclosed proxy card and return it in the enclosed postage-paid envelope or vote by internet or telephone. We cordially invite you to attend the meeting. Your proxy is revocable and you may withdraw it at any time prior to it being voted. You may deliver notice of revocation or deliver a later dated proxy to the Secretary of the Corporation before the vote at the meeting.

        The Corporation's Board of Directors is distributing the proxy statement, proxy card, ACNB Corporation's 2014 Annual Review, and ACNB Corporation's 2014 Annual Report on Form 10-K on or about March 24, 2015.

BY ORDER OF THE BOARD OF DIRECTORS,

Thomas A. Ritter President & Chief Executive Officer

Gettysburg, Pennsylvania
March 24, 2015

YOUR VOTE IS IMPORTANT.
PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD.

PROXY STATEMENT

GENERAL INFORMATION

Date, Time and Place of the Annual Meeting

        ACNB Corporation, a Pennsylvania business corporation and registered financial holding company, furnishes this proxy statement in connection with the solicitation by the Board of Directors of proxies to be voted at the Corporation's Annual Meeting of Shareholders. The Annual Meeting of Shareholders will be held on Tuesday, May 5, 2015, at 1:00 p.m., prevailing time, at the ACNB Corporation Operations Center, 100 V-Twin Drive, Gettysburg, Pennsylvania 17325. Included with this proxy statement is a copy of ACNB Corporation's 2014 Annual Review and ACNB Corporation's 2014 Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

        The Corporation's principal executive office is located at 16 Lincoln Square, Gettysburg, Pennsylvania 17325. The Corporation's telephone number is (717) 334-3161. All inquiries regarding the annual meeting should be directed to Lynda L. Glass, Executive Vice President, Secretary & Chief Governance Officer of ACNB Corporation, at (717) 339-5085.

Description of ACNB Corporation

        ACNB Corporation was formed in 1982 and became the holding company for the banking subsidiary in 1983. ACNB Corporation's wholly-owned banking subsidiary is ACNB Bank, a Pennsylvania state-chartered bank and trust company, formerly Adams County National Bank. The Corporation's primary activity consists of owning and supervising its banking subsidiary.

        The Corporation also owns and supervises Russell Insurance Group, Inc. as its insurance subsidiary.

        We have not authorized anyone to provide you with information about the Corporation; therefore, you should rely only on the information contained in this document or on documents to which we refer you. Although we believe we have provided you with all the information helpful to you in your decision to vote, events may occur at ACNB Corporation subsequent to printing this proxy statement that might affect your decision or the value of your stock.

Internet Availability of Proxy Materials

        Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 5, 2015. The notice of meeting, proxy statement, proxy card, ACNB Corporation's 2014 Annual Review, and ACNB Corporation's 2014 Annual Report on Form 10-K are available at acnb.com under the ACNB Corporation tab or directly at http://www.acnb.com/acnb-corporation.

VOTING PROCEDURES

Solicitation and Voting of Proxies

        The Board of Directors solicits this proxy for use at the Corporation's 2015 Annual Meeting of Shareholders. The Corporation's directors and officers and ACNB Bank employees may solicit proxies in person or by telephone, facsimile, email or other similar electronic means without additional compensation. The Corporation will pay the cost of preparing, assembling, printing, mailing and soliciting proxies and any additional material that the Corporation sends to its shareholders. The Corporation will make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of stock held by these entities, as well as will reimburse these third parties for their reasonable forwarding expenses. This proxy statement and the related proxy card are being distributed on or about March 24, 2015.

        Shareholders of record at the close of business on March 10, 2015 (the annual meeting record date), are entitled to vote at the meeting. The Corporation's records show that, as of the annual meeting record date, 6,015,650 shares of the Corporation's common stock, par value $2.50 per share, were outstanding. On all matters to come before the annual meeting, shareholders may cast one (1) vote for each share held. Cumulative voting rights do not exist with respect to the election of directors.

        You may vote your shares by completing and returning a written proxy card or voting by internet or telephone. You may also vote in person at the meeting. Submitting your voting instructions by returning a proxy card, internet or telephone will not affect your right to attend the meeting and vote, if you later decide to attend in person. If your shares are registered directly in your name with ACNB Corporation's transfer agent, Computershare, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Corporation. As the shareholder of record, you have the right to grant your voting proxy directly to the proxyholders or to vote in person at the meeting. The Corporation has enclosed a proxy card, as well as instructions to vote by internet or telephone, for your use.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote and you are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote your street name shares in person at the meeting, unless you obtain a proxy executed in your favor from the holder of record. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

        By properly completing a proxy, you appoint J. Emmett Patterson and Marian B. Schultz as proxyholders to vote your shares, as indicated on the proxy card. Any signed proxy card or vote by internet or telephone not specifying to the contrary will be voted FOR:

  1.
  Fixing the number of Directors of ACNB Corporation at thirteen (13);

  2.
  Fixing the number of Class 1 Directors at five (5);

  3.
  Fixing the number of Class 2 Directors at four (4);

  4.
  Fixing the number of Class 3 Directors at four (4);

  5.
  Electing four (4) Class 2 Directors to serve for terms of three (3) years and until their successors are elected and qualified;

  6.
  Approving the non-binding vote on executive compensation; and,

  7.
  Ratifying the selection of BDO USA, LLP as ACNB Corporation's independent registered public accounting firm.

        You may revoke your written proxy by delivering written notice of revocation to Lynda L. Glass, Executive Vice President, Secretary & Chief Governance Officer of the Corporation, by executing a later dated proxy and giving written notice of the revocation to Ms. Glass or voting again by internet or telephone at any time before the proxy is voted at the meeting. Proxyholders will vote shares represented by proxies on the accompanying proxy card, if properly signed and returned, or by internet or telephone in accordance with instructions of shareholders.

        Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors. This proxy statement is being mailed to the Corporation's shareholders on or about March 24, 2015.

Quorum and Vote Required for Approval

        As of the close of business on March 10, 2015, the Corporation had 6,015,650 shares of common stock, par value $2.50 per share, outstanding.

        Under Pennsylvania law and ACNB Corporation's Bylaws, the presence of a quorum is required for each matter to be acted upon at the meeting. A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum. Votes withheld and abstentions are counted in determining the presence of a quorum for a particular matter. Broker non-votes are not counted in determining the presence of a quorum for a particular matter as to which the broker withheld authority. Each share is entitled to one (1) vote on all matters submitted to a vote of the shareholders. All matters to be voted upon by the shareholders require the affirmative vote of a majority of shares voted, in person or by proxy, at the annual meeting, except in cases where the vote of a greater number of shares is required by law or under ACNB Corporation's Articles of Incorporation or Bylaws. In the case of the election of directors, the candidates receiving the highest number of votes are elected. Shareholders are not entitled to cumulate votes for the election of directors.

        If a quorum is present, fixing the number of directors of the Board of Directors, fixing the number of directors in each class, approving the non-binding proposal on executive compensation, and ratifying the independent registered public accounting firm for the year ending December 31, 2015, requires the affirmative "FOR" vote of a majority of all votes cast, in person or by proxy. Abstentions and broker non-votes are not deemed to constitute "votes cast" and, therefore, do not count either for or against the proposals. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for the matter by reducing the total number of shares voted from which the required majority is calculated.

        If a quorum is present, the shareholders will elect the nominees for director receiving the highest number of "FOR" votes cast by those shareholders entitled to vote for the election of directors. The proxyholders will not cast votes for or against any director nominees where the broker withheld authority.

GOVERNANCE OF THE CORPORATION

        Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and executive management believe promote this purpose, are sound, and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), rules and listing standards of The Nasdaq Stock Market, SEC regulations, as well as best practices suggested by recognized governance authorities. Currently, our Board of Directors has thirteen (13) members. Pursuant to the Corporation's mandatory retirement requirements, Harry L. Wheeler will retire at the annual meeting. Under the SEC and Nasdaq standards for independence, all non-employee directors and nominees meet the standards for independence. This constitutes more than a majority of our Board of Directors. Only independent directors serve on our Audit Committee, Nominating Committee, and Compensation Committee.

Leadership Structure

        The Corporation chooses to separate the roles of Chairman and President & Chief Executive Officer. The President & Chief Executive Officer is responsible for implementing the strategic direction of the Corporation, as determined by the Board of Directors, and the day-to-day leadership and performance of the Corporation. The Chairman oversees the agenda for and presides over Board of Director meetings, as well as provides leadership to the Board and facilitates communication between the Board of Directors and executive management. The Corporation's Chairman of the Board is considered independent under the SEC and Nasdaq standards for independence.

Risk Oversight

        The Board of Directors has a role in overseeing the Corporation's risks as a whole and at the committee level. The Audit Committee is primarily responsible for overseeing the risks the Corporation faces on behalf of the Board of Directors. The Audit Committee works closely with the Corporation's Chairman of the Board, President & Chief Executive Officer, and ACNB Bank's Chief Risk Officer, as well as with other members of management with respect to matters relating to risk management. The Audit Committee receives reports on risk management and the processes in place to monitor and control such exposures. The Audit Committee may also receive updates, from time to time, between meetings from management relating to risk oversight matters. The Audit Committee provides updates on its risk management activities to the full Board of Directors via the committee's meeting minutes. Further, members of management may make presentations on risk management to the full Board of Directors or another committee of the Board of Directors.

        In addition to the Audit Committee, other committees of the Board of Directors consider the risks within their areas of responsibility. For example, the Compensation Committee considers the risks that may be implicated by the Corporation's compensation practices. Also, the Strategic Planning Committee assesses the risks associated with the Corporation's executive management succession plans.

Director Independence

        In determining each director's and nominee's independence, the Board of Directors considered loan transactions between ACNB Bank and the individuals, their family members, and businesses with which they are associated. The table below includes a description of other categories or types of transactions, relationships or arrangements considered by the Board (in addition to those listed above and those transactions set forth under "Transactions with Directors and Executive Officers" below) in reaching its determination that the directors are independent.

Name	Independent	Other Transactions/ Relationships/Arrangements
Richard L. Alloway II	Yes	None
Frank Elsner, III	Yes	None
Scott L. Kelley	Yes	None
James J. Lott	Yes	None
Robert W. Miller	Yes	None
Donna M. Newell	Yes	None
J. Emmett Patterson	Yes	None
Daniel W. Potts	Yes	None
Marian B. Schultz	Yes	None
David L. Sites	Yes	Vendor Relationship
Alan J. Stock	Yes	Vendor Relationship
Harry L. Wheeler	Yes	None
James E. Williams	Yes	Vendor Relationship

        In each case, the Board of Directors determined that none of the transactions impaired the independence of the director.

Directors of ACNB Corporation

        The following table sets forth, as of March 10, 2015 (in alphabetical order), selected information about the Corporation's directors and director nominees.

Name	Class of Director	Director Since	Age as of March 10, 2015
Richard L. Alloway II	2	New Nominee	47
Frank Elsner, III, Chairman	3	2002	54
Scott L. Kelley	3	2012	63
James J. Lott	1	2007	52
Robert W. Miller	1	2007	66
Donna M. Newell	2	2012	44
J. Emmett Patterson	1	2012	67
Daniel W. Potts	3	2004	62
Thomas A. Ritter	3	2001	63
Marian B. Schultz	1	1992	65
David L. Sites	2	2010	59
Alan J. Stock, Vice Chairman	2	2005	57
Harry L. Wheeler(1)	2	1999	74
James E. Williams	1	2007	61

(1)
Due to the Corporation's mandatory retirement requirements, Mr. Wheeler will retire at the annual meeting.

Executive Officers of ACNB Corporation and/or Subsidiary

        The following table sets forth, as of March 10, 2015, selected information about the Corporation's Executive Officers, each of whom is appointed by the Board of Directors and each of whom holds office at the Board's discretion.

Name and Position	Position Held	Age as of March 10, 2015
Thomas A. Ritter
Chief Executive Officer	2003-Present	63
President	2001-Present
Executive Vice President	2000-2001
Frank C. Russell, Jr.
President & Chief Executive Officer of Russell Insurance Group, Inc.	2005-Present	66
Lynda L. Glass
Chief Governance Officer	2011-Present	54
Secretary	2008-Present
Secretary & Treasurer	2006-2008
Executive Vice President	2003-Present
Assistant Secretary	1993-2003
David W. Cathell
Executive Vice President, Treasurer & Chief Financial Officer	2008-Present	60
Senior Vice President & Chief Financial Officer	2007-2008
Principal Financial Officer	2006-2007
James P. Helt
Executive Vice President of Banking Services of ACNB Bank	2008-Present	48

Meetings and Committees of the Board of Directors

        The Board of Directors of ACNB Corporation met twelve (12) times during 2014. The Corporation maintains an Audit Committee (which is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934), Executive Committee, Compensation Committee, Nominating Committee, and Strategic Planning Committee. A total of thirty-one (31) Board and committee meetings of the Corporation's Board of Directors were held in 2014. During 2014, each of the directors attended at least 75% of the combined total number of meetings of the Corporation's Board of Directors and the committees of which he or she was a member. The Board of Directors has a written attendance policy statement which encourages and expects each director to attend the Annual Meeting of Shareholders. All of the directors attended the 2014 Annual Meeting of Shareholders, and we expect that they will all attend the 2015 Annual Meeting of Shareholders.

        Audit Committee.    Members of the Audit Committee during 2014 were Daniel W. Potts, who served as Chair, Frank Elsner, III, Robert W. Miller, Donna M. Newell, J. Emmett Patterson, Marian B. Schultz, David L. Sites and Harry L. Wheeler. Each of these directors is "independent" as defined in the SEC and Nasdaq standards for independence. In addition, Thomas A. Ritter, David W. Cathell, Lynda L. Glass and James P. Helt were invited to attend committee meetings. The principal duties of the Audit Committee, as set forth in its charter, include reviewing significant audit and accounting principles, policies and practices; reviewing performance of internal auditing procedures; overseeing risk management; and, recommending annually to the Board of Directors the engagement of an independent auditor. The Audit Committee has a charter which is available under the Corporate Governance Documents section of the ACNB Corporation page of ACNB Bank's website at www.acnb.com. The Audit Committee met five (5) times during 2014.

        Executive Committee.    Members of the Executive Committee during 2014 were Frank Elsner, III, who served as Chair, Daniel W. Potts, Marian B. Schultz, David L. Sites, Alan J. Stock and James E. Williams. Each of these directors is "independent" as defined in the SEC and Nasdaq standards for independence. In addition, Thomas A. Ritter served as an ex-officio member of this committee, and David W. Cathell, Lynda L. Glass and James P. Helt were invited to attend committee meetings. The principal duties of the Executive Committee are to act on behalf of the Board between meetings and to evaluate governance issues. The Executive Committee has a charter which is available under the Corporate Governance Documents section of the ACNB Corporation page of ACNB Bank's website at www.acnb.com. The Executive Committee met one (1) time during 2014.

        Compensation Committee.    Members of the Compensation Committee during 2014 were James E. Williams, who served as Chair, Frank Elsner, III, Scott L. Kelley, James J. Lott, J. Emmett Patterson, Marian B. Schultz and Alan J. Stock. Each of these directors is "independent" as defined in the SEC and Nasdaq standards for independence. The principal duties of the Compensation Committee include evaluating and recommending to the Board of Directors the executive officer compensation plans, policies and programs of the Corporation. The Compensation Committee has a charter which is available under the Corporate Governance Documents section of the ACNB Corporation page of ACNB Bank's website at www.acnb.com. The Compensation Committee met five (5) times during 2014.

        Nominating Committee.    Members of the Nominating Committee during 2014 were Marian B. Schultz, who served as Chair, Frank Elsner, III, Donna M. Newell, Alan J. Stock, Harry L. Wheeler and James E. Williams. Each of these directors is "independent" as defined in the SEC and Nasdaq standards for independence. The principal duties of the Nominating Committee include identifying qualified individuals to serve on the Board and recommending nominees to the Board. The Nominating Committee has a charter which is available under the Corporate Governance Documents section of the ACNB Corporation page of ACNB Bank's website at www.acnb.com. The Nominating Committee met two (2) times during 2014.

        Strategic Planning Committee.    Members of the Strategic Planning Committee during 2014 were Frank Elsner, III, who served as Chair, Daniel W. Potts, Thomas A. Ritter, Marian B. Schultz, David L. Sites, Alan J. Stock and James E. Williams. The principal duties of the Strategic Planning Committee include overseeing the development of and monitoring the progress of the Corporation's strategic plan; keeping the Board of Directors informed of developments, trends and opportunities in the industry that might help improve the Corporation's profitability, growth and/or customer service; and, establishing Board and senior management succession plans. The Strategic Planning Committee has a charter which is available under the Corporate Governance Documents section of the ACNB Corporation page of ACNB Bank's website at www.acnb.com. The Strategic Planning Committee met six (6) times during 2014.

Shareholder Communications

        The Board of Directors has formal shareholder communications processes for the submission of shareholder proposals and nomination of directors, as described below. In addition, shareholders may contact any member of the Board personally, by telephone or by written correspondence including email. Written communications received by the Corporation from shareholders are shared with the full Board as deemed appropriate.

Submission of Shareholder Proposals

        In order for a shareholder proposal (other than director nominations) to be considered for inclusion in ACNB Corporation's proxy statement for next year's annual meeting, the written proposal must be received by the Corporation no later than November 25, 2015. Proposals may be sent to Lynda L. Glass, Executive Vice President, Secretary & Chief Governance Officer of ACNB Corporation, at 16 Lincoln Square, P.O. Box 3129, Gettysburg, Pennsylvania 17325.

        All proposals must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. If a shareholder proposal is submitted to the Corporation after November 25, 2015, it is considered untimely; and, although the proposal may be considered at the annual meeting, the Corporation is not obligated to include it in the 2016 proxy statement.

Employee Code of Ethics

        Since May 1994, ACNB Bank, formerly Adams County National Bank, has had a Conflict of Interest/Code of Ethics. In 2003, as required by law and regulation, the Corporation's Board of Directors adopted a Code of Ethics which is applicable to our directors, officers and employees, and which has been amended as necessary from time to time.

        The Code of Ethics encourages individuals to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics to ACNB Corporation's Chief Governance Officer. The Code of Ethics is available under the Corporate Governance Documents section of the ACNB Corporation page of ACNB Bank's website at www.acnb.com.

 ELECTION OF DIRECTORS

Nomination of Directors

        The Corporation has a standing Nominating Committee with a charter. Recommendations to the Board of Directors as to the nominees for election as directors at the Annual Meeting of Shareholders are provided by the Nominating Committee. The Nominating Committee will consider shareholder-recommended nominees for director, and shareholders who desire to propose an individual for consideration by the Board of Directors as a nominee for director should submit a recommendation in writing to the Secretary of the Corporation in compliance with the requirements of Article II, Sections 202 and 203, of the Corporation's Bylaws. Any shareholder who intends to nominate a candidate for election to the Board of Directors must notify the Secretary of the Corporation in writing not less than fourteen (14) days prior to the date of any shareholder meeting called for the election of directors.

Qualification and Nomination of Directors

        The Corporation's Articles of Incorporation authorize the number of directors to be not less than five (5) and not more than twenty-five (25). Further, the Corporation's Articles of Incorporation and Bylaws provide for three (3) classes of directors with staggered terms of office of three (3) years that expire at successive annual meetings. Pursuant to Article II, Section 205, of the Corporation's Bylaws, no director or nominee shall stand for election, if as of the date of election, he or she shall have attained the age of seventy-two (72) years old. Currently, the number of directors is set at thirteen (13): Class 1 consists of five (5) directors, Class 2 consists of four (4) directors, and Class 3 consists of four (4) directors. However, pursuant to Article 11 of the Corporation's Articles of Incorporation and Article I, Section 105, of the Corporation's Bylaws, at each shareholder meeting for the election of directors, the shareholders determine how many directors will be elected to serve in each class. The Board of Directors believes that it is in the Corporation's best interest to fix the number of directors at the 2015 Annual Meeting at thirteen (13). The proposed thirteen (13) member Board of Directors will consist of five (5) Class 1 Directors, four (4) Class 2 Directors, and four (4) Class 3 Directors. Shareholders will elect four (4) Class 2 Directors to serve for terms of three (3) years until their successors are elected and qualified.

        The Nominating Committee believes that a director nominee must have the following attributes/qualifications before being recommended as a nominee: stock ownership in the Corporation, the willingness to commit time, a commitment to independence, a commitment to the Corporation's community, financial competence, a good reputation, integrity, good communication skills, and the willingness and ability to speak up for the interests of the Corporation. A director nominee shall also have expertise that strengthens the Board of Directors. When evaluating potential director nominees, the Nominating Committee considers the skills and expertise of the current Board members and seeks director nominees with knowledge, skills and abilities that enhance and complement—rather than duplicate—the experiences and skills already represented on the Board of Directors. Further, the Nominating Committee ensures director nominees complement the Corporation's strategic vision and direction, a fundamental priority for the Board of Directors. The Nominating Committee follows the same process for evaluating shareholder-recommended nominees for director.

        The Nominating Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating Committee believe that it is essential that members of the Board of Directors represent diverse viewpoints and experience. In considering candidates for the Board, the Nominating Committee considers the entirety of each candidate's credentials in the context of these standards.

        The Board of Directors nominated incumbent directors Donna M. Newell, David L. Sites and Alan J. Stock to serve as Class 2 Directors until the expiration of the term of the class or until their earlier death, resignation, or removal from office. Furthermore, after Nominating Committee review of various internal and external sources of information related to potential director nominees, upon the recommendation and approval of the Nominating Committee, the Board of Directors nominated Richard L. Alloway II to serve as a Class 2 Director until the expiration of the term of the class or until his earlier death, resignation, or removal from office. Ms. Newell and Messrs. Sites and Stock are presently members of the Board of Directors and have consented to serve another term as a director if reelected. Mr. Alloway is a new nominee to the Board of Directors and has consented to serve if elected. If any of the nominees should be unavailable to serve for any reason, a majority of the Board of Directors then in office may fill the vacancy until the expiration of the term of the class of directors to which he or she was appointed.

        The proxyholders intend to vote all proxies for the election of each of the nominees named below, unless you indicate that your vote should be withheld from any or all of them.

        The Board of Directors proposes the following nominees for election as Class 2 Directors at the annual meeting:

Class 2 Director Nominees

Richard L. Alloway II	David L. Sites
Donna M. Newell	Alan J. Stock

        The Board of Directors recommends that shareholders vote FOR the proposal to elect the nominees listed above.

Information as to Nominees and Directors

        Set forth below, as of March 10, 2015, are the principal occupations and certain other information regarding nominees for director and continuing directors including the experience, qualifications, attributes or skills that contribute to the nominee's or director's ability to oversee the management of the Corporation. Unless otherwise specified, all business experience is for the past five (5) years in the same or similar position. You will find information about their share ownership on pages 12 through 14.

Class 1 Directors (to serve until 2016)

James J. Lott	Mr. Lott, age 52, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 2007. He is President of Bonnie Brae Fruit Farms, Inc. located in Gardners, Pennsylvania. Mr. Lott offers extensive experience in agribusiness, a leading economic driver in Adams County and Pennsylvania, and his business insight is leveraged to provide guidance in understanding this important segment of the local economy.
Robert W. Miller

Mr. Miller, age 66, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 2007 and serves as an audit committee financial expert. He is Vice President of Miller, Brown, Ohm & Associates, P.C., a certified public accounting firm located in McSherrystown, Pennsylvania. Mr. Miller has extensive experience with public and financial accounting matters and has expertise with respect to advising on financial objectives and planning.

J. Emmett Patterson

Mr. Patterson, age 67, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 2012. He is President & Owner of JDCS Enterprise and Fry Guy Corporation, which owns nine McDonald's restaurants in southcentral Pennsylvania, including seven in the Gettysburg and Hanover markets. His career with McDonald's spans more than 40 years. Prior to becoming an owner operator, Mr. Patterson held a number of positions in management with McDonald's Corporation, as well as served as staff director for McDonald's World Training Center. Mr. Patterson's ownership and operation of McDonald's franchises brings strong financial, business and human resources background to the Board.

Marian B. Schultz

Ms. Schultz, age 65, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 1992. She retired in 2012 as Dean of the School of Academic Programs & Services and Library & Multi-Media Services at Shippensburg University located in Shippensburg, Pennsylvania. Ms. Schultz has extensive experience in academia with strong skills in program development and implementation, human relations, and academic administration.

James E. Williams

Mr. Williams, age 61, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 2007. He is President of C.E. Williams Sons, Inc., a paving and excavating company located in Gettysburg, Pennsylvania. Mr. Williams is an experienced leader of a paving and excavating company and served as Chairman of the Adams County Economic Development Corporation, exhibiting proven expertise in the overall management of a company including matters related to financial oversight, human resources, and risk management.

Class 2 Directors (to serve until 2015; nominees to serve until 2018 if duly elected and qualified)
Richard L. Alloway II(New Nominee)

Mr. Alloway, age 47, is a new nominee for member of the Corporation's Board of Directors. He is a State Senator representing Pennsylvania's 33rd State Senate District since 2009. Prior to serving as a State Senator, Mr. Alloway was a magisterial district judge for four years. The Board will benefit from Mr. Alloway's legal background and extensive knowledge of ACNB Bank's marketplace.

Donna M. Newell

Ms. Newell, age 44, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 2012. She is President & Chief Executive Officer of NTM Engineering, Inc., a firm located in Dillsburg, Pennsylvania, that specializes in water resources and structural engineering as well as engineering course development and instruction. Ms. Newell brings her engineering, technology and business expertise to the Board.

David L. Sites

Mr. Sites, age 59, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 2010. He is Owner & Managing Partner of Realty Leasing & Management Co., a real estate development and holding company located in Gettysburg, Pennsylvania. Mr. Sites offers over 30 years of experience in real estate sales, management and development and provides proven experience in community relations, risk management, and overall management performance.

Alan J. Stock

Mr. Stock, age 57, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 2005. He has also served as Vice Chairman of both Boards of Directors since 2013. He is the owner of Eicholtz Company, an office equipment and furniture dealership located in New Oxford, Pennsylvania. Mr. Stock brings to the Board entrepreneurial experience and strong financial and business acumen.

Class 2 Director (to serve until 2015)
Harry L. Wheeler

Mr. Wheeler, age 74, has been a member of the Corporation's Board of Directors since March 1, 1999, and of ACNB Bank's Board of Directors since October 1, 2000. He served as a director of Farmers National Bank of Newville from 1987 until October 1, 2000. Mr. Wheeler is retired and the former proprietor of Wheeler Drywall located in Carlisle, Pennsylvania. Mr. Wheeler has extensive small business management experience, with proven skills in financial oversight, decision-making, and organizational and project management.

Class 3 Directors (to serve until 2017)
Frank Elsner, III

Mr. Elsner, age 54, is Chairman of the Board of the Corporation and ACNB Bank. He has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 2002, and also served as Vice Chairman of both Boards of Directors from 2007 until 2013. He has been a member of the Board of Directors of Russell Insurance Group, Inc. since 2012 and has served as Vice Chairman of the Board since 2013. Mr. Elsner is Owner & Managing Director of ODT Global, LLC, a manufacturers' sales representative firm specializing in product and material handling solutions based in Hanover, Pennsylvania. He retired in 2012 as President, Chief Executive Officer & Treasurer of Elsner Engineering Works, Inc., an engineering and manufacturing company located in Hanover, Pennsylvania. Mr. Elsner has extensive management experience with a company that operates internationally, as well as strong skills in cross cultural communications, financial management, sales and marketing, and strategic planning.

Scott L. Kelley, Esquire

Mr. Kelley, age 63, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 2012. He is an attorney and President of the law firm of Stonesifer and Kelley, P.C. of Hanover, Pennsylvania, and served as the Executive Director of Community Banks Insurance Services from 2007 to 2009. The Board benefits from Mr. Kelley's more than 30 years of experience practicing law in the areas of business and commercial law; real estate law; agricultural law; oil, gas and mineral law; and, estate planning and administration, as well as from his experience in the insurance industry.

Daniel W. Potts

Mr. Potts, age 62, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 2004 and serves as an audit committee financial expert. He has also been a member of the Board of Directors of Russell Insurance Group, Inc. since 2005. He has more than 25 years of global business experience, including 10 years with major accounting firms. Mr. Potts has been Director of Business Development/Global Financial Services with Capgemini, a worldwide provider of consulting, technology and outsourcing services. Mr. Potts' financial and business skills and extensive experience with financial accounting matters provide invaluable insight and guidance to the Board's oversight function.

Thomas A. Ritter

Mr. Ritter, age 63, is President & Chief Executive Officer of the Corporation and ACNB Bank, as well as is Chairman of the Board of Directors of Russell Insurance Group, Inc. He served as Executive Vice President of the Corporation and ACNB Bank from January 1, 2000, until December 31, 2000. Effective January 1, 2001, he became President of the Corporation and President & Chief Executive Officer of ACNB Bank. Effective December 31, 2003, Mr. Ritter became the Corporation's Chief Executive Officer. He has been a member of both the Corporation's Board of Directors and ACNB Bank's Board of Directors since 2001. He has been a member of Russell Insurance Group, Inc.'s Board of Directors and has served as Chairman of the Board since 2005. Mr. Ritter had previously served as a member of both the Corporation's and ACNB Bank's Boards of Directors from 1997 until his retirement from each Board in December 1999. From 1986 until December 1999, Mr. Ritter was an insurance agent in Gettysburg, Pennsylvania. Mr. Ritter's more than 25 years of experience in the financial services industry, including 11 years as the Corporation's Chief Executive Officer, provides him with unique insights into the Corporation's challenges, strategic goals, and operations.

SHARE OWNERSHIP

Principal Shareholders

        As of December 31, 2014, the Board of Directors knows of no person who owns of record or who is known to be the beneficial owner of more than 5% of the Corporation's outstanding common stock.

Beneficial Ownership of Executive Officers, Directors and Nominees

        The following table sets forth, as of December 31, 2014, and from information received from the respective individuals, the amount and percentage of the common stock beneficially owned by each director, each nominee for director, each Named Executive Officer, and all Named Executive Officers, directors and nominees of the Corporation as a group. Unless otherwise noted, shares are held individually and the percentage of class is less than 1% of the outstanding common stock.

        Beneficial ownership of shares of ACNB Corporation common stock is determined in accordance with SEC Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

  •
  Voting power, which includes the power to vote or to direct the voting of the stock; or,

  •
  Investment power, which includes the power to dispose or direct the disposition of the stock; or,

  •
  The right to acquire beneficial ownership within sixty (60) days after December 31, 2014.

        Unless otherwise indicated in a footnote appearing below the table, all shares reported in the table below are owned directly and individually by the reporting person. The number of shares owned by the directors, nominees and executive officers is rounded to the whole share.

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
Class 1 Directors
James J. Lott	5,893(2)	—
Robert W. Miller	6,401(3)	—
J. Emmett Patterson	1,073(4)	—
Marian B. Schultz	6,751(5)	—
James E. Williams	6,859	—
Class 2 Directors
Richard L. Alloway II (New Nominee)	500	—
Donna M. Newell	2,537(6)	—
David L. Sites	25,053(7)	—
Alan J. Stock	28,044(8)	—
Harry L. Wheeler	11,029	—
Class 3 Directors
Frank Elsner, III	14,509(9)	—
Scott L. Kelley	14,218	—
Daniel W. Potts	1,867	—
Thomas A. Ritter	9,656(10)	—
Named Executive Officers
Frank C. Russell, Jr.	0	—
President & Chief Executive Officer of Russell Insurance Group, Inc.
Lynda L. Glass	4,819(11)	—
Executive Vice President, Secretary & Chief Governance Officer of ACNB Corporation
David W. Cathell	10,957(12)	—
Executive Vice President, Treasurer & Chief Financial Officer of ACNB Corporation
James P. Helt	4,038	—
Executive Vice President of Banking Services of ACNB Bank
All Officers, Directors and Nominees as a Group (14 Directors/Nominees, 5 Officers, 18 persons in total)	154,204	2.56%

(1)
The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the SEC and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power, or has the right to acquire beneficial ownership within sixty (60) days after December 31, 2014. Beneficial ownership may be disclaimed as to certain of the securities.

(2)
Figure includes 1,817 shares held solely by Mr. Lott and 4,076 shares held jointly with Mr. Lott's spouse.

(3)
Figure includes 2,712 shares held solely by Mr. Miller; 3,389 shares held jointly with Mr. Miller's spouse; and, 300 shares held by Mr. Miller's spouse.

(4)
Figure includes 573 shares held solely by Mr. Patterson and 500 shares held jointly with Mr. Patterson's spouse.

(5)
Figure includes 817 shares held solely by Ms. Schultz; 1,000 shares held jointly with Ms. Schultz's spouse; and, 4,934 shares held solely by Ms. Schultz's spouse.

(6)
Figure includes 759 shares held solely by Ms. Newell and 1,778 shares held jointly with Ms. Newell's spouse.

(7)
Figure includes 15,968 shares held solely by Mr. Sites; 1,595 shares held solely by Mr. Sites' spouse; and, 7,490 shares held in a trust of which Mr. Sites is the trustee.

(8)
Figure includes 4,716 shares held solely by Mr. Stock; 15,727 shares held jointly with Mr. Stock's spouse; and, 7,601 shares held solely by Mr. Stock's spouse.

(9)
Figure includes 2,553 shares held solely by Mr. Elsner and 11,956 shares held jointly with Mr. Elsner's spouse.

(10)
Figure includes 4,519 shares held solely by Mr. Ritter; 1,814 shares held jointly with Mr. Ritter's spouse; and, 3,323 shares held solely by Mr. Ritter's spouse.

(11)
Figure includes 1,467 shares held solely by Ms. Glass and 3,352 shares held jointly with Ms. Glass' spouse.

(12)
Figure includes 9,502 shares held solely by Mr. Cathell and 1,455 shares held jointly with Mr. Cathell's spouse.

COMPENSATION AND PLAN INFORMATION

Compensation of the Board of Directors of ACNB Corporation and ACNB Bank

        Directors of the Corporation are not compensated for their services. Further, ACNB Bank does not compensate employee directors for attendance at Board of Directors meetings or committee meetings. However, beginning April 1, 2014, ACNB Bank's non-employee directors were compensated for their services rendered to the Corporation and to ACNB Bank as follows:

  •
  $11,000 annual retainer;

  •
  $550 per Board meeting;

  •
  $225 per hour for committee meetings with a minimum payment of $225;

  •
  $200 for committee chair per meeting;

  •
  $600 allowance for a half-day seminar plus expenses, if applicable, and $1,000 allowance for a full-day seminar plus expenses, if applicable; and,

  •
  $125 per hour for continuing education by external, online web-based training, given preapproval.

        Fifty percent (50%) of each director's annual retainer, as paid on a quarterly basis, is submitted as a voluntary cash purchase of ACNB Corporation common stock through the Corporation's Dividend Reinvestment and Stock Purchase Plan.

The following table summarizes the compensation of directors during 2014:

Name	Fees Earned or Paid in Cash ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)
Frank Elsner, III	$52,579	(2)	—	$320	$52,899
Scott L. Kelley	$23,995		—	$825	$24,820
James J. Lott	$24,713		—	$203	$24,916
Robert W. Miller	$24,213		—	$630	$24,843
Donna M. Newell	$19,920		—	$170	$20,090
J. Emmett Patterson	$21,895		—	$630	$22,525
Daniel W. Potts	$25,214	(3)	—	$728	$25,942
Marian B. Schultz	$27,106		—	$1,085	$28,191
David L. Sites	$29,820		—	$308	$30,128
Alan J. Stock	$32,099		—	$455	$32,554
Harry L. Wheeler	$23,885		—	$1,144	$25,029
James E. Williams	$27,626		—	$380	$28,006

(1)
Represents the tax reportable imputed income attributed to the director supplemental life insurance plan.

(2)
Includes $16,500 paid in 2014 as Chairman of the Board, and $1,500 paid in 2014 for Board meetings of Russell Insurance Group, Inc.

(3)
Includes $1,500 paid in 2014 for Board meetings of Russell Insurance Group, Inc.

Director Deferred Fee Plan

        In January 2001, ACNB Bank established a director deferred fee plan. Directors Elsner, Kelley, Lott, Miller, Newell, Patterson, Schultz, Sites, Stock, Wheeler and Williams participated in 2014. Directors may defer up to 100% of the director's income. Benefits are payable upon termination of service, change of control, and by specific participant election in accordance with IRS Code Section 409A. The deferred fees earn interest, and the interest and plan expenses are funded by bank-owned life insurance (BOLI).

Director Supplemental Life Insurance Plan

        ACNB Bank has a director supplemental life insurance plan. All non-employee directors are eligible for the life insurance benefit. The plan currently insures twelve (12) directors. The director life insurance benefit of $250,000 per participating director shall be provided unless the director separates from service prior to reaching the retirement age, in which case the benefit is $100,000. This life insurance benefit will be funded through a single premium BOLI program because BOLI is a more cost-efficient way of providing the benefits. The amounts of death benefits is the amount set forth in the individual's policy endorsement. The eligible participating directors are not required to pay any premiums on the life insurance policy, but have the imputed value of the insurance coverage included in their taxable incomes.

Long-Term Care Insurance

        ACNB Bank provides long-term care insurance to directors, and eligibility is subject to medical underwriting acceptance. The plan currently insures ten (10) directors. The eligible participating directors are not required to pay any premiums. The long-term care insurance provides a monthly maximum base benefit of $4,000 for long-term care needs.

Executive Compensation

Compensation Discussion and Analysis

Named Executive Officers

        The Compensation Committee is charged with recommending to the Board of Directors of ACNB Corporation the compensation for all of the Named Executive Officers. For the year 2014, our Named Executive Officers include those individuals in the following table:

Named Executive Officer	Position at Corporate Level	Position at Subsidiary Level
Thomas A. Ritter	President & Chief Executive Officer	• President & Chief Executive Officer of ACNB Bank
• Chairman of the Board of Russell Insurance Group, Inc.
Lynda L. Glass	Executive Vice President, Secretary & Chief Governance Officer	• Executive Vice President, Secretary & Chief Risk Officer of ACNB Bank
• Vice President & Secretary of Russell Insurance Group, Inc.
David W. Cathell	Executive Vice President, Treasurer & Chief Financial Officer	• Executive Vice President, Treasurer & Chief Financial Officer of ACNB Bank
• Vice President & Treasurer of Russell Insurance Group, Inc.
James P. Helt		• Executive Vice President of Banking Services of ACNB Bank
Frank C. Russell, Jr.		• President & Chief Executive Officer of Russell Insurance Group, Inc.

Corporation Performance vs. Named Executive Officer Base Salary Increase

        The Corporation is committed to maintaining a strong, healthy financial institution and is committed to our shareholders. We highlight below our corporate performance and the Named Executive Officers' (except the President & Chief Executive Officer of Russell Insurance Group, Inc.) base salary which is the main component of our Named Executive Officers' compensation.

	2013	2014	Percent Increase
Corporate Performance Highlights
Stock Price at 12/31 Close	$18.06	$21.75	20.4
Assets(1)	$1,046,047	$1,089,808	4.2
Net Income(1)	$9,315	$10,290	10.5
Earnings per Share	$1.56	$1.71	9.6
Named Executive Officer Compensation—Base Salary(2)
Thomas A. Ritter	$305,400	$313,000	2.5
Lynda L. Glass	$224,400	$230,000	2.5
David W. Cathell	$208,000	$218,500	5.0
James P. Helt	$224,400	$230,000	2.5

(1)
In thousands.

(2)
Frank C. Russell, Jr. is not included in the table as his compensation is determined by contract and not by Corporation or subsidiary performance.

Compensation Objectives and Policies

        The primary objectives of the Corporation's compensation philosophy remain to attract, motivate, reward and retain executives who

  •
  maintain the safety and soundness of the Corporation,

  •
  sustain and enhance long-term investor value,

  •
  enforce internal controls deemed appropriate by our auditors and regulators, and

  •
  execute the strategic plans as prioritized by the Board of Directors.

        The Compensation Committee and the Board of Directors of the Corporation seek to establish fair compensation policies in order to attract, motivate, reward and retain competent managers whose efforts will enhance the Corporation's profitability and growth without exposing the Corporation to undue risk. The Compensation Committee treats compensation as an evolving process depending on the strategic objectives of the Corporation, as determined by the Board of Directors at that time.

The Role of the Executive Officers in Setting Compensation

        The Named Executive Officers do not participate in the determination process of their respective annual base salaries and are not present when their respective compensation is discussed by the Compensation Committee or discussed and approved by the Board of Directors. Only the President & Chief Executive Officer of the Corporation provides insight to the Compensation Committee on the performance and compensation of the other Named Executive Officers as illustrated below.

The Compensation Process for the Named Executive Officers,
except the President & Chief Executive Officer of Russell Insurance Group, Inc.

The Compensation Process for the President & Chief Executive Officer
of Russell Insurance Group, Inc.

The Role of a Consultant in Setting Compensation

        The Compensation Committee may in its sole discretion retain or seek the advice of a compensation consultant or other adviser. The Compensation Committee is directly responsible for retaining, determining the independence, determining if a conflict of interest exists, compensating, and overseeing the work of its advisers. The Compensation Committee chose not to engage a compensation consultant for the year 2014 as the Compensation Committee considered the shareholders' response to the Say on Pay vote and chose not to materially change compensation for the Named Executive Officers in 2014.

Benchmarking

        In 2014, the Corporation did not benchmark its compensation policies against a peer group. The Compensation Committee did use numerous resources to educate itself on current trends in compensation as outlined below.

Resource	Description
L.R. Webber Associates, Inc. Salary/Benefits Survey	The survey includes general compensation information and salary ranges for executives of financial institutions throughout Pennsylvania. The survey is not used to benchmark any specific element of executive compensation to any specific financial institution or group of financial institutions, but is only used as an educational source as to the current trends in compensation at financial institutions primarily in Pennsylvania.
American Bankers Association Compensation and Benefits Survey Report	The survey provides information on compensation trends of financial institutions nationwide. It is not used to benchmark any specific element of executive compensation to any specific financial institution or group of financial institutions, but is only used as an educational source as to the current trends in compensation at financial institutions nationwide.
Proxy Material of Other Financial Institutions	The proxy materials provide information on specific compensation at specific financial institutions. It is not used to benchmark any specific element of executive compensation to any specific financial institution or group of financial institutions, but is only used as an educational source as to the current trends in compensation at financial institutions.
Information Received at Various Seminars and Conferences	The information provides general compensation trends. It is not used to benchmark any specific element of executive compensation to any specific financial institution or group of financial institutions, but is only used as an educational source as to the current trends in compensation.

The Role of the Shareholders' Say on Pay Vote

        At the 2014 Annual Meeting of Shareholders, the shareholders overwhelmingly voted in favor of approving the compensation of the Corporation's Named Executive Officers as presented in the

Compensation Discussion and Analysis presented in the Corporation's proxy statement dated March 25, 2014. The Compensation Committee will take the results of the vote, which has been consistently in favor of approving the compensation of the Corporation's Named Executive Officers, as well as the shareholders' vote on the frequency of the Say on Pay vote, into consideration in awarding compensation in the future consistent with the policies and practices outlined in the Compensation Discussion and Analysis and in providing for an annual Say on Pay vote.

Components of Compensation

        While the specific amount of compensation provided to the Corporation's executives may slightly differ, the components of compensation are generally the same for our Named Executive Officers. For 2014, the Corporation's executive compensation and benefits package consisted primarily of base salary, bonus, retirement plans, and employee health and welfare benefit plans.

Summary of Components of Compensation

Component	Description	Participant Pool
Base Salary	Primary component of compensation; provides security to employees on an established payment schedule.	All Employees.
Bonus	Bonuses at the discretion of the Board of Directors; aligns the interests of the employees with those of the shareholders as bonuses are only awarded if the Corporation performs well.	Bank Employees.(1)
Retirement Plans
Defined Benefit Plan	Promotes longevity with the Bank.	Bank Employees(1) hired on or before March 31, 2012.
401(k) Plan	Encourages employees to save for retirement.	All Employees.
Supplemental Executive Retirement Plan (SERP)	Designed to account for limitations with the defined benefit plan; promotes longevity with the Bank.	Certain Bank Officers, including Named Executive Officers employed by ACNB Bank.
Employee Health and Welfare Benefits
Insurance Plans	Standard basic benefit plans.	All Employees.
Supplemental Life Insurance Plan	Split-dollar share of death benefits to beneficiary upon executive's death; provides incentive for longevity.	Certain Bank Officers, including Named Executive Officers employed by ACNB Bank, and the President & Chief Executive Officer of Russell Insurance Group, Inc.
Long-Term Care Insurance	Used to retain executives at a minimal cost.	Certain Bank Officers, including Named Executive Officers employed by ACNB Bank.
2009 Restricted Stock Plan(2)	Aligns the interests of the employees and directors with those of the shareholders.	Bank Employees(1) and Directors.

(1)
The President & Chief Executive Officer of Russell Insurance Group, Inc. is not employed by the Bank.

(2)
Awards have not been granted under the ACNB Corporation 2009 Restricted Stock Plan.

Base Salary

Named Executive Officers Employed by ACNB Bank

        The Compensation Committee believes that base salary should be the primary component of compensation. By setting base salary as the primary component of compensation, we discourage excessive risk-taking by our Named Executive Officers. Fixed compensation provides the executive with the security of knowing that the majority of his or her compensation is not tied to market fluctuations. The amount of base salary is designed to retain Named Executive Officers who can further the strategic objectives of the Corporation and/or a subsidiary of the Corporation and provide leadership where needed. In recommending base salary, the Compensation Committee does not take into consideration any other forms of compensation which are and which may not be offered to the Named Executive Officers. The Compensation Committee believes that, by providing compensation without delay in the form of base salaries, it will successfully further the Corporation's goals of providing a stable environment for its Named Executive Officers which, in turn, encourages them to maintain the safety and soundness of the Corporation.

        Base salaries for our Named Executive Officers are established based upon their respective responsibilities, individual performance, longevity with the Corporation and/or a subsidiary of the Corporation, and key Corporation performance measures including profitability and growth. The Compensation Committee and the Board of Directors of the Corporation do not assign specific quantitative measures to profitability and growth or performance targets for purposes of base salary increases, but uses its business judgment to determine if the Corporation's profitability and growth are sufficient enough to allow the Corporation the flexibility to award merit increases such that the increase would be a safe and sound practice. For the year ended December 31, 2013, the Corporation reported an increase of five percent (5%) in net income, net income on a per share basis increased seven cents ($0.07), and shareholders' equity increased by five and one-half percent (5.5%).

        The Named Executive Officers are expected to assist the Corporation in sustaining and enhancing long-term investor value by maintaining the safety and soundness of the Corporation, enforcing internal controls deemed appropriate by our auditors and regulators, executing the strategic plans as prioritized by the Board of Directors, providing leadership and organizational development, and assisting in public relations. A Named Executive Officer's capacity to perform these tasks and achievement of these tasks are taken into consideration in determining whether the Named Executive Officer has performed as expected or has had outstanding performance.

        Although the individual performance reviews for the Named Executive Officers of the Corporation and/or ACNB Bank were very favorable, these Named Executive Officers' respective salaries were not substantially increased in an effort to preserve the assets of the Corporation and its banking subsidiary and the increases were not a true reflection of the respective Named Executive Officer's performance or the performance of the Corporation or ACNB Bank.

Named Executive Officer Employed by Russell Insurance Group, Inc.

        The Board of Directors of Russell Insurance Group, Inc. recommends the amount of cash compensation for the President & Chief Executive Officer of Russell Insurance Group, Inc. to the Compensation Committee which reviews the recommendation. The Compensation Committee then makes an independent recommendation to the Board of Directors of ACNB Corporation, which sets the amount of cash compensation for all Named Executive Officers. The base amount and forms of compensation awarded the President & Chief Executive Officer of Russell Insurance Group, Inc. are based upon previous contract negotiations, the performance of Russell Insurance Group, Inc., and the role that the President & Chief Executive Officer of Russell Insurance Group, Inc. performs in the highly relationship-oriented industry of insurance sales.

Bonus Awards

President & Chief Executive Officer of Russell Insurance Group, Inc. Bonus

        The President & Chief Executive Officer of Russell Insurance Group, Inc. is the only Named Executive Officer who has a non-discretionary formulized bonus structure which is addressed in his employment agreement. Given that his duties include marketing and sales, the Board of Directors of Russell Insurance Group, Inc. believes that offering him a formulized bonus will increase the profitability of the subsidiary, and therefore the Corporation, because it incents him to exceed $1 million in pre-tax profits in a calendar year. The bonus structure is equal to five percent (5%) of the pre-tax income (based on historical agency accounting system) earned by Russell Insurance Group, Inc. during the preceding calendar year, provided that the actual pre-tax profits for that year exceeds $1 million; further provided, however, if Russell Insurance Group, Inc. is assessed with impairment charges, then the Board of Directors of Russell Insurance Group, Inc. may, at its sole discretion, award, adjust, or not award the bonus for any year in which impairment charges are applied to the Russell Insurance Group, Inc. income statement. This bonus structure also contains a clawback provision allowing the Corporation to recoup the appropriate funds if the Corporation is required to restate all or a portion of its financial statements as a result of or related to a restatement of Russell Insurance Group, Inc.'s financial statements or if the Corporation determines in its sole discretion that it is required by state or federal laws or regulations to implement the clawback provision.

Discretionary Bonuses to ACNB Bank Employees

        The Compensation Committee may recommend to the Board of Directors discretionary bonus awards for the Named Executive Officers, or any other employee, for the purpose of rewarding exceptional effort and performance. For the year 2014, the Corporation had not set forth specific criteria for bonuses, but awarded bonuses on a case-by-case basis and used the Compensation Committee members' experience and individual business judgment when determining whether a bonus was appropriate. In the second quarter of 2014, after receiving and reviewing the Corporation's audited financial statements for the year ended December 31, 2013, the Compensation Committee recommended and the Board approved bonuses for the Named Executive Officers (excluding the President & Chief Executive Officer of Russell Insurance Group, Inc. as his bonus structure is provided in his employment agreement as described in the paragraph above), based upon the general financial performance of the Corporation for the year 2013 and based upon the Named Executive Officer's performance. Fifty percent (50%) of the bonus awarded to the respective Named Executive Officer was deposited for a cash purchase of Corporation stock through the Corporation's Dividend Reinvestment and Stock Purchase Plan to further align the interests of the Named Executive Officer with those of the shareholders.

ACNB Bank Variable Compensation Plan

        Effective January 1, 2014, the Compensation Committee established the ACNB Bank Variable Compensation Plan (Plan), which provides guidelines for awarding cash and/or equity incentive bonuses in the future and which guidelines cover employees of the banking subsidiary, ACNB Bank. Under the Plan, the Compensation Committee may make a recommendation to the Board of Directors to award stock under the ACNB Corporation 2009 Restricted Stock Plan if it chooses to make equity awards. The Board of Directors also reserves the right to amend, suspend or terminate the Plan at any time. The guidelines contained in the Plan include general restrictions such as

  •
  the award formulas are to be constructed to align the interests of the employee with those of the shareholders;

  •
  the employee must have an overall rating of "Good" on the employee's most recent individual performance appraisal;

  •
  no incentive bonuses may be awarded if the Bank's CAMELS rating assigned by its regulators falls below a certain rating;

  •
  no incentive bonuses will be awarded if the Board of Directors determines that the dividend payable to the shareholders is not reasonable; and,

  •
  all bonuses will be subject to a clawback provision.

        For the 2014 year, the Compensation Committee determined that it would maintain its ability to recommend discretionary bonuses in 2015 for 2014 performance. In moving toward a non-discretionary bonus structure, the Compensation Committee set forth certain criteria that it would review, although the criteria are not binding, in determining whether to consider granting bonuses in 2015 for the 2014 year.

2014 Criteria for Review In Considering Whether to Grant a Discretionary Bonus

Factor	Rationale
Return on Average Equity (ROAE)	Measures the Bank's performance and provides for a pay for performance baseline.
Deposit Growth	Incentivizes employees to grow the Bank's deposit base.
Loan Growth	Incentivizes employees to grow the Bank's loan portfolio which will increase income.
Leverage Capital Ratio	Our regulators look at our capital ratios to help determine if our capital is adequate and may place constraints on us if they determine that it is not.
Non-Performing Loans to Total Loans	Incentivizes employees to grow the Bank's loan portfolio with quality loans.
Non-Performing Assets to Total Assets	Non-performing assets negatively affect our capital ratios.

Retirement Plans

        The Compensation Committee believes that retirement benefits are another important way to provide long-term financial security to employees, thus encouraging longevity and a low employee turnover rate. As the defined benefit plan and 401(k) plan are tax qualified retirement plans, the Corporation's retirement plans are not tied to Corporation or individual performance.

Defined Benefit Plan

        The Corporation's banking subsidiary, ACNB Bank, maintains a defined benefit plan which is available to all eligible employees hired on or before March 31, 2012. The plan provides a prospective benefit commencing at age sixty-five (65) for the employee's lifetime. If an employee has completed thirty (30) or more years of service, the employee is eligible to retire at age sixty-two (62) and receive full benefits. The plan contains a five (5) year vesting provision to ensure that the plan rewards employees for longevity. The amount paid under the plan is based upon a formula outlined in the plan and which is applicable to all ACNB Bank employees. The defined benefit plan is a very effective tool for employee retention and for providing long-term incentive compensation. All Named Executive Officers, with the exception of the President & Chief Executive Officer of Russell Insurance Group, Inc., are employees of ACNB Bank and are eligible to participate in the plan.

401(k) Plan

        Both ACNB Bank and Russell Insurance Group, Inc. maintain a 401(k) plan which allows employees to save their own money for retirement, to earn a matching contribution from the subsidiary, and to direct the investment of all funds in the 401(k) plan. The percentage of match contributed to the Named Executive Officer's account is the same as contributed to all other eligible employees in each plan and is prescribed by the Internal Revenue Code. These plans are viewed as a necessity to successfully hire and retain employees in a competitive marketplace. All Named Executive Officers participate in ACNB Bank's 401(k) plan, except the President & Chief Executive Officer of Russell Insurance Group, Inc. who participates in Russell Insurance Group, Inc.'s 401(k) plan.

Supplemental Executive Retirement Plan

        In 2014, all Named Executive Officers, with the exception of the President & Chief Executive Officer of Russell Insurance Group, Inc., were parties to supplemental executive retirement plan (SERP) agreements. The SERP agreements were designed to account for some of the limitations with traditional pension plans and the reduction in benefits under ACNB Bank's defined benefit plan, and are intended to provide essential executive officers with an incentive to remain with the Corporation until retirement as opposed to terminating employment before retirement to work for a competitor. The triggering events for payment under the SERP agreements are reaching retirement age as delineated in the SERP agreement, change of control followed by termination of employment, or death. Benefit amounts for a termination prior to retirement age will be determined by the individual's number of years of service encouraging longevity with the Corporation and/or ACNB Bank, unless the termination follows a change in control, at which time, the Named Executive Officer will be fully vested in the SERP benefit. Payments under the SERP agreements are made after the Named Executive Officer reaches normal retirement age as defined in the respective agreement. The SERP provides no current remuneration to the applicable Named Executive Officers and, therefore, is not taken into consideration when determining base salary.

Health and Welfare Plans

        Health and welfare plans are not tied to the Corporation or individual performance. The cost of providing such benefits to all eligible employees is not taken into account when determining specific salaries of the Named Executive Officers and is a cost of doing business.

Insurance Plans

        Group life, group disability, vision, and health insurance are available to all eligible employees. Such plans are standard in the industry and in the geographic area for all industries, as well as necessary to compete for talented and committed employees at all levels of the Corporation.

Supplemental Life Insurance Plan

        The Corporation's supplemental life insurance plan provides a split-dollar share of death benefits to the Named Executive Officer's beneficiary, depending upon the Named Executive Officer's eligibility to receive payments. The plan is funded with bank-owned life insurance and is used to provide an additional benefit to certain officers, including the Named Executive Officers, with a minimal cost to the Corporation. Split-dollar life insurance plans are widely available in the banking industry because the Corporation will recover its plan costs upon the death of the Named Executive Officer and the Named Executive Officer's beneficiary will receive a split of the insurance proceeds. Although this benefit does not provide any current remuneration to the Named Executive Officer, it provides further incentive for longevity with the Corporation and/or a subsidiary of the Corporation as it provides the executive the ability to provide some benefit to his or her family after his or her death. As the Corporation will recover its plan costs, the cost of the plan is not taken into consideration when determining base salary.

Long-Term Care Insurance

        The Corporation provides long-term care insurance to certain officers, including the Named Executive Officers employed by the Corporation's banking subsidiary, ACNB Bank. The cost of providing this benefit is offset by interest earned on bank-owned life insurance on the life of the Named Executive Officer. Long-term care insurance is seen as an additional benefit used to attract and retain competent executives at minimal cost; therefore, the cost of the plan is not taken into consideration when determining base salary or other benefits.

Perquisites

        The Corporation provides either a Corporation-owned or Corporation-leased vehicle to the President & Chief Executive Officer of ACNB Bank and to the President & Chief Executive Officer of Russell Insurance Group, Inc. The provision of a Corporation vehicle to these individuals is a customary benefit in the financial services industry as individuals in these positions frequently engage in public relations on behalf of the Corporation, ACNB Bank and/or Russell Insurance Group, Inc.

Equity Compensation

        In 2009, the shareholders approved a restricted stock plan for the benefit of employees and directors of ACNB Corporation and ACNB Bank, as determined by the Compensation Committee. The plan is intended to advance the best interests of the Corporation and its shareholders by providing those persons who have responsibility for the Corporation's growth with additional incentives by encouraging them to acquire an ownership interest in the Corporation and, thereby, further encouraging them to contribute to the success of the Corporation and ACNB Bank. The price volatility inherent in any form of performance-based equity compensation remains the main reason why other forms of compensation will be relied upon more heavily than equity compensation. The Compensation Committee has not yet granted any shares of restricted stock and is also still engaging in a thorough analysis of the industry and review of criteria to determine the best method to enhance shareholder value by providing an incentive to its executives under the plan.

        Although the Corporation did not specifically grant equity awards in 2014, in the second quarter of 2014, the Compensation Committee recommended and the Board approved cash bonuses for the Named Executive Officers (excluding the President & Chief Executive Officer of Russell Insurance Group, Inc.) as more fully described under Discretionary Bonuses to ACNB Bank Employees above. Fifty percent (50%) of the bonus awarded to the respective Named Executive Officer was deposited for a cash purchase of Corporation stock through the Corporation's Dividend Reinvestment and Stock Purchase Plan to further align the interests of the Named Executive Officer with those of the shareholders.

Agreements

        The Corporation and ACNB Bank have entered into employment agreements with the President & Chief Executive Officer; the Executive Vice President, Secretary & Chief Governance Officer; and, the Executive Vice President, Treasurer & Chief Financial Officer. The Corporation and Russell Insurance Group, Inc. have entered into an employment agreement with the President & Chief Executive Officer of Russell Insurance Group, Inc. And, ACNB Bank has entered into an employment agreement with the Executive Vice President of Banking Services.

Triggering Events

        The employment agreements with the President & Chief Executive Officer; the Executive Vice President, Secretary & Chief Governance Officer; the Executive Vice President, Treasurer & Chief Financial Officer; and, the Executive Vice President of Banking Services of ACNB Bank are similar and any difference is found in payment amounts which are adjusted given the respective role in the Corporation and/or ACNB Bank and the current trends in the financial services industry. In determining the triggering events in these agreements, the Corporation used triggering events which are standard and prevalent in the industry. The contracts are designed to compensate the Named Executive Officer if the Named Executive Officer is terminated without cause, is terminated after a change in control, or terminates employment for good reason. As the agreements are three (3) years in duration and as the Named Executive Officer has agreed to noncompetition provisions in the agreement, the Corporation believes that it is only appropriate that if the Named Executive Officer is terminated without cause or if the Corporation imposes a condition of employment upon the Named Executive Officer which would be considered a good reason for the Named Executive Officer to terminate employment under the agreement (in effect, if the Corporation breaches the agreement), then the Named Executive Officer should be paid the predetermined amount as damages as a result of the Corporation violating the employment agreement. Alternatively, if the Corporation undergoes a change in control and as a result the Named Executive Officer's employment is terminated by either the Named Executive Officer or the successor corporation, the Corporation believes that it is in the best interests of the shareholders to provide the Named Executive Officer with security in order to ensure that decisions regarding potential changes in control are made in the best interests of the shareholders and that personal concerns regarding subsequent employment are minimized. The contracts give the Named Executive Officer the security of knowing that if he or she is terminated in one of those scenarios that he or she will receive some form of compensation during the transition phase from working for the Corporation to finding another position. In addition, the contracts contain a noncompetition provision, whereby the Named Executive Officer is not allowed to compete with the Corporation or ACNB Bank or solicit customers or employees of the Corporation or ACNB Bank for a specific period of time. The time period in which the Named Executive Officer receives compensation is related to the time period that the noncompetition provision is in effect.

        The three (3) year contract for the President & Chief Executive Officer of Russell Insurance Group, Inc. contains a payment trigger if his employment agreement is terminated without cause or he terminates employment for good reason. Therefore, if he terminates employment without good reason, he will not receive any payment. If there is a change in control, he will only receive a payment if a subsequent termination of employment meets the definition of a termination without cause or a voluntary termination for good reason. Given his role at Russell Insurance Group, Inc., and not at the Corporation, the Compensation Committee believes the triggering events are appropriate.

        The triggering events for payment under the SERP agreements for the applicable Named Executive Officers are reaching retirement age as delineated in the SERP agreement, change of control followed by termination of employment, or death. Benefit amounts for a termination prior to retirement age will be determined by the individual's number of years of service encouraging longevity with the Corporation and/or ACNB Bank, unless the termination follows a change in control, at which time, the Named Executive Officer will be fully vested in the SERP benefit. Payments under the SERP agreements are made after the Named Executive Officer reaches normal retirement age as defined in the respective agreement.

Vesting

        The SERPs are subject to a vesting mechanism such that if the Named Executive Officer terminates employment prior to normal retirement age, the Named Executive Officer will receive a reduced benefit. Given the positions held by the applicable Named Executive Officers and the likelihood that their service with the Corporation and/or ACNB Bank would be terminated in the event of a change in control of the Corporation, the Named Executive Officers will become fully vested in the SERPs upon such termination. The employment agreements are not subject to vesting requirements as vesting of employment agreements is not industry standard, it would not further the Corporation's compensation philosophy, and the Named Executive Officers have longevity with the Corporation and/or a subsidiary of the Corporation.

Accounting and Tax Treatments

        In the case that one of the events which trigger a payment under the ACNB Corporation and/or ACNB Bank employment agreements occurs and a payment is made, if the payment is subject to the Internal Revenue Code Section 4999 (also referred to as 280G) penalty, then the Named Executive Officer will receive additional compensation such that, after taxes, the Named Executive Officer will receive what he or she is entitled to under the agreement. The gross-up provision is standard in employment agreements given to Named Executive Officers at Pennsylvania community banks and is intended to place the Named Executive Officer in the same financial position that the parties intended. The gross-up amount is not taken into consideration when determining annual base salary or other annual compensation awards, but was taken into account when determining the amount of each triggering event in the respective contract.

        All of the Named Executive Officers' agreements are designed to comply with or be exempt from the application of Internal Revenue Code Section 409A.

Hedging/Pledging

        Employees who own shares outright are permitted to hedge or pledge shares, subject to the Corporation's Insider Trading Policy Statement that restricts certain transactions prior to the release of certain nonpublic information.

Ownership Guidelines

        At this time, the Corporation does not require its Named Executive Officers to own a certain number of shares of Corporation stock. However, as noted above, a portion of the respective Named Executive Officer's (except the President & Chief Executive Officer of Russell Insurance Group, Inc.) bonus awarded in 2014 was deposited for a cash purchase of Corporation stock through the Corporation's Dividend Reinvestment and Stock Purchase Plan to further align the interests of the Named Executive Officer with those of the shareholders.

Clawbacks

        Both the ACNB Bank Variable Compensation Plan and the President & Chief Executive Officer of Russell Insurance Group, Inc.'s bonus structure contain clawback provisions. Under the ACNB Bank Variable Compensation Plan, in the event that the Corporation or ACNB Bank is required to prepare an accounting restatement because of the material noncompliance of the Corporation or ACNB Bank with any financial reporting requirements and, if within the previous three (3) years from the date of the restatement, an employee received an award under the plan, the employee shall return and refund to the Bank the excess of what would have been paid under the accounting restatement. In the event that the Corporation or the Bank is required to prepare an accounting restatement because of the employee's misconduct or fraudulent activity, then the employee shall return and refund to the Bank the entire award received based upon the erroneous data.

        Under the President & Chief Executive Officer of Russell Insurance Group, Inc.'s employment agreement, which contains his bonus structure, the Corporation is allowed to recoup the appropriate funds if the Corporation is required to restate all or a portion of its financial statements as a result of or related to a restatement of Russell Insurance Group, Inc.'s financial statements or if the Corporation determines in its sole discretion that it is required by state or federal laws or regulations to implement the clawback provision.

Material Differences in Compensation Awarded to Each Named Executive Officer

        The Named Executive Officers receive base salaries commensurate with their positions, responsibilities and past performance as recommended by the Compensation Committee and approved by the Board of Directors of ACNB Corporation using their respective business judgment. The amount of net income generated by Russell Insurance Group, Inc. is also taken into consideration when determining the President & Chief Executive Officer of Russell Insurance Group, Inc.'s base salary and bonus which is based upon a formula provided in his employment agreement and discussed in more detail under Bonus Awards above.

        As illustrated below, the Named Executive Officers are provided similar benefits, except the President & Chief Executive Officer of Russell Insurance Group, Inc. does not participate in those benefits that are only offered to Named Executive Officers employed by ACNB Bank by virtue of the terms of the respective plan. Any differences in the amount provided under the respective benefit is determined based upon each Named Executive Officer's position and years of service.

Named Executive Officer	Employment Agreement	Supplemental Executive Retirement Plan (SERP)	Supplemental Life Insurance Plan	Long-Term Care Insurance	Bonus Eligibility	Bank Defined Benefit Plan	Basic Insurance Benefits & 401(k) Plan
Thomas A. Ritter	X	X	X	X	X	X	X
Lynda L. Glass	X	X	X	X	X	X	X
David W. Cathell	X	X	X	X	X	X	X
James P. Helt	X	X	X	X	X	X	X
Frank C. Russell, Jr.	X		X		X		X

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in ACNB Corporation's proxy statement.

        This report is furnished by the Compensation Committee.

James E. Williams, Chair
Frank Elsner, III
Scott L. Kelley
James J. Lott
J. Emmett Patterson
Marian B. Schultz
Alan J. Stock

EXECUTIVE COMPENSATION AND EMPLOYEE BENEFITS

        In 2014, ACNB Bank's Chief Risk Officer provided the Board of Directors with a risk assessment report for the Corporation's incentive compensation programs. The Board of Directors concluded that the programs are balanced, do not motivate imprudent risk taking, and are not reasonably likely to have a material adverse effect on the Corporation.

Summary Compensation Table

        The following table summarizes the total compensation for 2014, 2013 and 2012 for Thomas A. Ritter, the Corporation's President & Chief Executive Officer; David W. Cathell, the Corporation's Executive Vice President, Treasurer & Chief Financial Officer; and, the three other persons who were serving as executive officers of the Corporation and/or a subsidiary of the Corporation at the end of 2014. Specifically, these three other persons include Lynda L. Glass, Executive Vice President, Secretary & Chief Governance Officer; Frank C. Russell, Jr., President & Chief Executive Officer of Russell Insurance Group, Inc.; and, James P. Helt, Executive Vice President of Banking Services of ACNB Bank. These individuals are referred to as the Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(1)		All Other Compensation ($)		Total ($)
Thomas A. Ritter	2014	$313,000	$30,000	$256,844		$54,157	(2)	$654,001
President & Chief Executive	2013	$305,400	$33,054	$136,359		$54,507	(3)	$529,320
Officer of the Corporation(16)	2012	$299,400	$27,994	$402,989	(19)	$111,067	(4)	$841,450
Frank C. Russell, Jr.	2014	$300,000	$0	—		$6,448	(5)	$306,448
President & Chief Executive	2013	$300,000	$25,000	—		$6,560	(6)	$331,560
Officer of Russell Insurance Group, Inc.	2012	$300,000	$50,248	—		$6,449	(7)	$356,697
Lynda L. Glass	2014	$230,000	$25,000	$207,230		$14,189	(8)	$476,419
Executive Vice President,	2013	$224,400	$27,244	$0		$14,064	(9)	$265,708
Secretary & Chief Governance Officer	2012	$220,000	$22,200	$270,497	(19)	$27,533	(10)	$540,230
of the Corporation(17)
David W. Cathell	2014	$218,500	$25,000	$91,218		$31,065	(11)	$365,783
Executive Vice President,	2013	$208,000	$27,080	$44,393		$27,116	(12)	$306,589
Treasurer & Chief Financial Officer of	2012	$195,000	$21,950	$60,563	(19)	$88,870	(13)	$366,383
the Corporation(18)
James P. Helt	2014	$230,000	$25,000	$42,392		$11,243	(14)	$308,635
Executive Vice President of Banking	2013	$224,400	$27,244	$568		$11,257	(15)	$263,469
Services of ACNB Bank

(1)
The amounts shown represent the aggregate actuarial increase in the present value of the Named Executive Officer's benefits under the defined benefit plan and supplemental executive retirement plan (SERP) agreements.

(2)
Includes 401(k) plan employer matching contribution of $10,400; deferred compensation accruals under his SERP of $39,773; imputed income of $1,822 related to supplemental life insurance; and, personal use of company car of $2,162.

(3)
Includes 401(k) plan employer matching contribution of $10,200; deferred compensation accruals under his SERP of $39,902; imputed income of $2,016 related to supplemental life insurance; and, personal use of company car of $2,389.

(4)
Includes 401(k) plan employer matching contribution of $10,000; deferred compensation accruals under his SERP of $97,597; imputed income of $1,777 related to supplemental life insurance; and, personal use of company car of $1,693.

(5)
Includes 401(k) plan employer matching contribution of $2,423; imputed income of $334 related to supplemental life insurance; and, personal use of company car of $3,691.

(6)
Includes 401(k) plan employer matching contribution of $2,750; imputed income of $427 related to supplemental life insurance; and, personal use of company car of $3,383.

(7)
Includes 401(k) plan employer matching contribution of $2,423; imputed income of $389 related to supplemental life insurance; and, personal use of company car of $3,637.

(8)
Includes 401(k) plan employer matching contribution of $9,700; deferred compensation accruals under her SERP of $3,845; and, imputed income of $644 related to supplemental life insurance.

(9)
Includes 401(k) plan employer matching contribution of $9,566; deferred compensation accruals under her SERP of $3,820; and, imputed income of $678 related to supplemental life insurance.

(10)
Includes 401(k) plan employer matching contribution of $9,688; deferred compensation accruals under her SERP of $17,231; and, imputed income of $614 related to supplemental life insurance.

(11)
Includes 401(k) plan employer matching contribution of $9,240; deferred compensation accruals under his SERP of $21,213; and, imputed income of $612 related to supplemental life insurance.

(12)
Includes 401(k) plan employer matching contribution of $8,903; deferred compensation accruals under his SERP of $17,720; and, imputed income of $493 related to supplemental life insurance.

(13)
Includes 401(k) plan employer matching contribution of $8,678; deferred compensation accruals under his SERP of $79,759; and, imputed income of $433 related to supplemental life insurance.

(14)
Includes 401(k) plan employer matching contribution of $9,700; deferred compensation accruals under his SERP of $1,253; and, imputed income of $290 related to supplemental life insurance.

(15)
Includes 401(k) plan employer matching contribution of $9,566; deferred compensation accruals under his SERP of $1,056; and, imputed income of $635 related to supplemental life insurance.

(16)
For additional information regarding service to the Corporation and its subsidiaries, see "Information as to Nominees and Directors".

(17)
Also serves as Executive Vice President, Secretary & Chief Risk Officer of ACNB Bank, as well as Director and Vice President & Secretary of Russell Insurance Group, Inc.

(18)
Also serves as Executive Vice President, Treasurer & Chief Financial Officer of ACNB Bank and Vice President & Treasurer of Russell Insurance Group, Inc.

(19)
Includes additional amount accrued this year under the supplemental executive retirement plan (SERP) agreements based upon the Named Executive Officer's life expectancy.

Equity Compensation

        In 2009, the Corporation's shareholders approved the ACNB Corporation 2009 Restricted Stock Plan which allows the Corporation to grant up to 200,000 restricted shares under the plan. The Compensation Committee may grant restricted stock to employees and directors of ACNB Corporation and ACNB Bank contingent, for example, upon the employee, director, Corporation or Bank meeting specified goals or the employee or director remaining employed or affiliated with the Bank for a specific period of time. To date, no restricted stock has been granted under the plan.

Clawback Provisions

        Both the ACNB Bank Variable Compensation Plan and the President & Chief Executive Officer of Russell Insurance Group, Inc.'s bonus structure contain clawback provisions, as both are the only arrangements which provide for compensation based upon financial information which may be required to be reported under securities law or which may have an effect on the financial information reported. However, in 2014, no payment was made under either Mr. Russell's bonus structure or the ACNB Bank Variable Compensation Plan; therefore, the clawback provisions cannot be triggered for the year 2014.

Supplemental Life Insurance Plan

        In January 2001, ACNB Bank implemented a supplemental life insurance plan for certain officers of the Bank to provide death benefits for each officer's designated beneficiaries. Beneficiaries designated by an officer are entitled to a split dollar share of the death proceeds from the life insurance policies on each officer which vary depending on the officer's age at death, employment status with the Bank at the time of death, and eligibility to receive payments. The plan is unsecured and unfunded, and there are no plan assets. The Bank has purchased single premium bank-owned life insurance (BOLI) policies on the lives of the officers and intends to use income from the BOLI policies to offset the plan benefit expenses.

401(k) Plan

        ACNB Bank maintains a defined contribution profit-sharing 401(k) plan. ACNB Bank is the plan sponsor and plan administrator. The plan is subject to certain laws and regulations under the Internal Revenue Code, and participants are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974.

        An employee is eligible to participate in the plan after working for six (6) months and attaining the age of twenty (20) years and six (6) months. An eligible employee is automatically enrolled in the 401(k) plan, and the Bank will automatically withhold 4% of the employee's wages unless otherwise directed. ACNB Bank matches a percentage of the employee's contribution. In 2014, ACNB Bank's contribution equaled 100% of the employee's contribution up to a maximum of 4% of earned compensation. Effective January 1, 2000, ACNB Bank adopted a "safe harbor" provision for its 401(k) plan, which vests eligible contributions immediately upon entering the plan for both employer and employee contributions.

Group Term Life Insurance Plan

        ACNB Bank maintains a group term life insurance plan. All full-time Bank employees are eligible to participate in the plan. For 2014, the insurance benefit for employees was calculated as two (2) times base salary, with a maximum of $250,000.

Long-Term Care Insurance

        ACNB Bank provides long-term care insurance to certain officers. The insurance provides a monthly benefit for long-term care needs.

Defined Benefit Plan

        Employees of ACNB Bank hired on or before March 31, 2012, are covered under the Bank's Group Pension Plan for Employees provided that they meet the eligibility criteria of the plan. The plan is a defined benefit pension plan under the Employee Retirement Income Security Act of 1974. The plan was restated November 1, 1998, effective January 1, 1999, and subsequently amended effective November 1, 2000, January 1, 2010, and April 1, 2012. ACNB Bank is the plan sponsor and plan administrator.

        Amounts are set aside each year to fund the plan on the basis of actuarial calculations. The amount of contribution to a defined benefit pension plan on behalf of a specific employee cannot be separately or individually calculated. The contribution to the plan made by ACNB Bank on behalf of all employees in 2014 was $2,351,000. This contribution exceeded the amount sufficient to meet the legal minimum funding requirements.

        Each eligible employee of ACNB Bank hired on or before March 31, 2012, who attains the age of twenty (20) years and six (6) months and who completes one (1) year of service, in which one thousand (1,000) hours are worked, is eligible to participate in the plan on the following anniversary of the plan. The plan generally provides for a prospective benefit at the age of sixty-five (65) years for the employee's remaining lifetime with payments certain for five (5) years. Effective January 1, 2010, the formula for determining a participant's benefit is the participant's earned benefit as of December 31, 2009, plus 0.75% of the participant's average monthly pay multiplied by the participant's benefit service earned on and after January 1, 2010, but not more than twenty-five (25) years. If an employee has completed thirty (30) or more years of vested service, he or she is eligible to retire at age sixty-two (62) with no reduction applied to his or her benefit.

Supplemental Executive Retirement Plan

        ACNB Bank entered into retirement income agreements with the Named Executive Officers, except Mr. Russell, to provide supplemental retirement income benefits to these officers upon the later of reaching their normal retirement date or separation of service. Messrs. Ritter's, Cathell's and Helt's and Ms. Glass' benefits are payable in equal monthly installments for the greater of 180 months or the executive's life. Benefits are also payable upon death. Benefit amounts will be determined by the individual's number of years of service. Benefits accrue annually, but may be reduced if termination of service occurs before the normal retirement date except after a change in control. In exchange for providing benefits under the agreements, the executives are bound by respective noncompetition arrangements. No benefits are payable under the agreements if the executive directly or indirectly engages in a business or activity that may be deemed competitive with ACNB Bank or the Corporation within fifty (50) miles of ACNB Bank's principal office. If the termination occurs before the executive's respective retirement date, this restriction applies for five (5) years after the date of the executive's separation of service; however, the restriction will not extend longer than three (3) years after the executive begins to receive benefits under the respective agreement. If the separation occurs after the executive's retirement date, then the restriction shall be in place for three (3) years. The restriction does not apply after a change in control. ACNB Bank purchased bank-owned life insurance policies on each officer to fund the retirement income agreements. Further information with respect to these agreements is set forth in the Notes to Consolidated Financial Statements contained in ACNB Corporation's 2014 Annual Report on Form 10-K.

Pension Benefits Table

        The following table summarizes the pension benefits which have accumulated and been paid to each of the eligible Named Executive Officers during 2014.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Thomas A. Ritter	Pension Plan	15	$459,879	$0
	Supplemental Executive Retirement Plan	13	$1,103,508	$0
Frank C. Russell, Jr.	—	—	—	—
Lynda L. Glass	Pension Plan	30	$710,496	$0
	Supplemental Executive Retirement Plan	18	$263,895	$0
David W. Cathell	Pension Plan	9	$164,336	$0
	Supplemental Executive Retirement Plan	3	$107,364	$0
James P. Helt	Pension Plan	6	$98,539	$0
	Supplemental Executive Retirement Plan	3	$9,601	$0

Employment Agreements

        On December 31, 2008, the Corporation and Adams County National Bank, now ACNB Bank, entered into amended and restated employment agreements with Thomas A. Ritter, President & Chief Executive Officer of the Corporation and the Bank, and Lynda L. Glass, Executive Vice President, Secretary & Chief Governance Officer of the Corporation and Executive Vice President, Secretary & Chief Risk Officer of the Bank. On April 17, 2009, the Corporation and the Bank entered into an employment agreement with David W. Cathell, Executive Vice President, Treasurer & Chief Financial Officer of the Corporation and the Bank, and on April 15, 2009, the Bank entered into an employment agreement with James P. Helt, Executive Vice President of Banking Services of the Bank (together, the "Agreements" and "Executives"). Under the Agreements, these Named Executive Officers are eligible for bonuses, paid time off, participation in employee benefit plans, and reimbursement of business expenses. Further, Mr. Ritter receives a company vehicle provided by the Corporation.

        The initial terms of the Agreements are three (3) years which automatically extend for an additional one (1) year period on each annual anniversary date of the Agreements, unless notice is given one hundred eighty (180) days prior to the anniversary date, so that on each anniversary date if notice had not been previously given the term shall continue for three (3) years.

        The Agreements automatically terminate if the Executives are terminated for "Cause", as defined in the Agreements, and all rights under the Agreements will terminate with the exception of the arbitration clause. The Agreements automatically terminate if the Executives terminate their employment for "Good Reason", as defined in the Agreements. If the Agreements terminate for "Good Reason", the Executives will receive the greater of (a) the compensation due for the remainder of the Agreements' terms or (b) in the case of Mr. Ritter two (2) times his salary and benefits for two (2) years, and in the case of Ms. Glass or Messrs. Cathell and Helt one (1) times salary and benefits for one (1) year. The Agreements automatically terminate upon the Executives' disability, as defined in the Agreements, and the Executives will receive employee benefits and 75% of their compensation until (a) they return to work, (b) reach age sixty-five (65), (c) die, or (d) the employment period under the

Agreements ends. The Agreements automatically terminate if the Executives voluntarily terminate the Agreements. If the Executives give notice within one hundred eighty (180) days of a "Change in Control", as defined in the Agreements, or the Executives' employment is terminated involuntarily, the Executives are entitled to 2.99 times the Executives' then current compensation "grossed-up" and to continue to receive benefits for two (2) years.

        The Agreements contain restrictive covenants precluding the Executives from engaging in competitive activities in a certain area and provisions preventing the Executives from disclosing proprietary information about the Corporation and ACNB Bank.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        As Named Executive Officers, Mr. Ritter, Ms. Glass, Messrs. Cathell and Helt have entered into employment agreements with the Corporation and/or ACNB Bank which govern any payments upon termination or change in control. If on December 31, 2014, Mr. Ritter terminated his employment for Good Reason, as defined in the employment agreement, he would have received thirty-six (36) months of his salary in twenty-four (24) monthly payments plus benefits for twenty-four (24) months. If, on December 31, 2014, Ms. Glass terminated employment for Good Reason, she would have received thirty-six (36) months of her salary in twelve (12) monthly payments plus benefits for twelve (12) months. If, on December 31, 2014, Mr. Cathell or Mr. Helt terminated employment for Good Reason, he would have received twenty-seven and one-half (27 1/2) months of his salary in twelve (12) monthly payments plus benefits for twelve (12) months. If Messrs. Ritter, Cathell or Helt or Ms. Glass terminates employment after a "Change in Control", as defined in the respective employment agreements, then he or she will be entitled to a lump sum of 2.99 times his or her respective annual salary plus benefits for two (2) years following termination. If the Corporation terminates the Named Executive Officer's employment without "Cause", then the respective Named Executive Officer will receive thirty-six (36) monthly payments in an amount equal to 2.99 times his or her respective annual salary plus benefits for two (2) years. Payments pursuant to a "Change in Control" or termination without "Cause" or for "Good Reason" will be grossed-up to accommodate for any excess tax imposed on the payments.

        All four (4) employment agreements contain noncompetition, nonsolicitation and confidentiality provisions. If the Corporation terminates the Named Executive Officer's employment without "Cause" or if the Named Executive Officer terminates employment with "Good Reason" or after a "Change in Control", then the noncompetition and nonsolicitation provisions continue for two (2) years after the termination of employment. If the Named Executive Officer's employment is terminated by the Corporation for "Cause" or if the Named Executive Officer terminates employment voluntarily without "Good Reason", then the noncompetition and nonsolicitation provisions continue for one (1) year after termination of employment.

        Upon a "Change in Control" followed by a separation of service, the Named Executive Officers will become vested in the retirement benefits under the supplemental executive retirement plan agreement. If the Named Executive Officer is terminated for reasons other than the commission of a felony involving Bank property prior to retirement, then he or she will be entitled to an early termination benefit in an amount determined based upon the year in which such termination occurs. The supplemental executive retirement plan agreement contains a noncompetition provision which restricts the Named Executive Officer's ability to compete and solicit customers.

        Upon any termination of employment, the respective Named Executive Officer will be entitled to receive normal retirement benefits equal to an amount determined by an actuarial formula as described in the defined benefit plan.

        As President & Chief Executive Officer of Russell Insurance Group, Inc., Frank C. Russell, Jr. has entered into an employment agreement with the Corporation. If Mr. Russell is involuntarily terminated or terminates employment for "Good Reason", as defined in the agreement, he will be entitled to one (1) times his annual base salary. The agreement contains noncompetition and nonsolicitation provisions which continue for three (3) years after his termination of employment regardless of the reason for termination.

Thomas A. Ritter

        The following table shows the potential payments upon termination or change in control of the Corporation for Thomas A. Ritter. The chart assumes the triggering events took place on December 31, 2014.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination		For Cause Termination	Voluntary for Good Reason Termination		Change in Control		Disability		Death
Supplemental Executive Retirement Plan(1)	$111,864	$111,864	$158,224	$111,864		$0	$111,864		$158,224		$0		$158,224
Supplemental Executive Life Insurance	$0	$0	$0	$0		$0	$0		$0		$0		$626,000
Severance Under Employment Agreement(2)	$0	$0	$0	$28,517	(3)	$0	$49,919	(4)	$1,026,615	(5)	$21,459	(6)	$0
Accrued Leave	$54,173	$54,173	$54,173	$54,173		$0	$54,173		$54,173		$54,173		$54,173
Health and Welfare Benefits	$0	$0	$1,032	$43,367		$0	$43,367		$43,367		$65,050		$0

(1)
Annual amount paid in twelve (12) equal monthly installments for the greater of 180 months or for life.

(2)
Amounts will be grossed-up to account for any excise taxes and does not include the costs of benefits.

(3)
For thirty-six (36) months.

(4)
For twenty-four (24) months.

(5)
Payable in a lump sum.

(6)
Monthly amount.

Frank C. Russell, Jr.

        The following table shows the potential payments upon termination or change in control of the Corporation for Frank C. Russell, Jr. The chart assumes the triggering events took place on December 31, 2014.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination		For Cause Termination	Voluntary for Good Reason Termination		Change in Control	Disability	Death
Supplemental Executive Life Insurance	$0	$0	$0	$0		$0	$0		$0	$0	$100,000
Severance Under Employment Agreement	$0	$0	$0	$25,000	(1)	$0	$25,000	(1)	$0	$0	$0

(1)
For twelve (12) months.

Lynda L. Glass

        The following table shows the potential payments upon termination or change in control of the Corporation for Lynda L. Glass. The chart assumes the triggering events took place on December 31, 2014.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination		For Cause Termination	Voluntary for Good Reason Termination		Change in Control		Disability		Death
Supplemental Executive Retirement Plan(1)	$19,507	$19,507	$67,075	$19,507		$0	$19,507		$67,075		$0		$67,075
Supplemental Executive Life Insurance	$0	$0	$0	$0		$0	$0		$0		$0		$460,000
Severance Under Employment Agreement(2)	$0	$0	$0	$21,164	(3)	$0	$63,704	(4)	$761,896	(5)	$15,926	(6)	$0
Accrued Leave	$39,808	$39,808	$39,808	$39,808		$0	$39,808		$39,808		$39,808		$39,808
Health and Welfare Benefits	$0	$0	$802	$34,052		$0	$17,026		$34,052		$51,078		$0

(1)
Annual amount paid in twelve (12) equal monthly installments for the greater of 180 months or for life.

(2)
Amounts will be grossed-up to account for any excise taxes and does not include the costs of benefits.

(3)
For thirty-six (36) months.

(4)
For twelve (12) months.

(5)
Payable in a lump sum.

(6)
Monthly amount.

David W. Cathell

        The following table shows the potential payments upon termination or change in control of the Corporation for David W. Cathell. The chart assumes the triggering events took place on December 31, 2014.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination		For Cause Termination	Voluntary for Good Reason Termination		Change in Control		Disability		Death
Supplemental Executive Retirement Plan(1)	$19,850	$19,850	$38,569	$19,850		$0	$19,850		$38,569		$0		$38,569
Supplemental Executive Life Insurance	$0	$0	$0	$0		$0	$0		$0		$0		$437,000
Severance Under Employment Agreement(2)	$0	$0	$0	$20,197	(3)	$0	$46,440	(4)	$727,098	(5)	$15,199	(6)	$0
Accrued Leave	$37,818	$37,818	$37,818	$37,818		$0	$37,818		$37,818		$37,818		$37,818
Health and Welfare Benefits	$0	$0	$1,195	$36,565		$0	$18,282		$36,565		$42,659		$0

(1)
Annual amount paid in twelve (12) equal monthly installments for the greater of 180 months or for life.

(2)
Amounts will be grossed-up to account for any excise taxes and does not include the costs of benefits.

(3)
For thirty-six (36) months.

(4)
For twelve (12) months.

(5)
Payable in a lump sum.

(6)
Monthly amount.

James P. Helt

        The following table shows the potential payments upon termination or change in control of the Corporation for James P. Helt. The chart assumes the triggering events took place on December 31, 2014.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination		For Cause Termination	Voluntary for Good Reason Termination		Change in Control		Disability		Death
Supplemental Executive Retirement Plan(1)	$2,621	$2,621	$26,563	$2,621		$0	$2,621		$26,563		$0		$26,563
Supplemental Executive Life Insurance	$0	$0	$0	$0		$0	$0		$0		$0		$460,000
Severance Under Employment Agreement(2)	$0	$0	$0	$21,164	(3)	$0	$48,663	(4)	$761,896	(5)	$15,926	(6)	$0
Accrued Leave	$26,539	$26,539	$26,539	$26,539		$0	$26,539		$26,539		$26,539		$26,539
Health and Welfare Benefits	$0	$0	$773	$7,014		$0	$3,507		$7,014		$8,183		$0

(1)
Annual amount paid in twelve (12) equal monthly installments for the greater of 180 months or for life.

(2)
Amounts will be grossed-up to account for any excise taxes and does not include the costs of benefits.

(3)
For thirty-six (36) months.

(4)
For twelve (12) months.

(5)
Payable in a lump sum.

(6)
Monthly amount.

Transactions with Directors and Executive Officers

        Some of ACNB Corporation's directors, executive officers, and their immediate family members and the companies with which they are associated were customers of and had banking transactions with ACNB Corporation's subsidiary bank during 2014. All loans and loan commitments made to them and to their companies were made in the ordinary course of bank business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers of the bank, and did not involve more than a normal risk of collectibility or present other unfavorable features. ACNB Corporation's subsidiary bank anticipates that they will enter into similar transactions in the future.

        The Corporation does not regularly engage in business transactions with directors and executive officers outside of its business of banking. Any other transactions with directors or executive officers are reviewed and approved by the Board of Directors on a case-by-case basis as the need arises.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

        Members of the Compensation Committee during 2014 were James E. Williams, Frank Elsner, III, Scott L. Kelley, James J. Lott, J. Emmett Patterson, Marian B. Schultz, and Alan J. Stock. Each of these directors is "independent" as defined in the SEC and Nasdaq standards for independence.

        No Corporation executive officer is, or was during 2014, a member of the board of directors or compensation committee (or other committee serving an equivalent function) of another company that has, or had during 2014, an executive officer serving as a member of our Board of Directors or Compensation Committee.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors is comprised of directors who meet SEC and Nasdaq standards for independence. The Audit Committee operates under a written charter adopted by the Board of Directors in April 2000, which has been subsequently revised and is incorporated by reference from the Corporate Governance Documents section of the ACNB Corporation page of ACNB Bank's website at www.acnb.com.

        The Audit Committee met with management periodically during the year to consider the adequacy of ACNB Corporation's internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with ACNB Corporation's independent registered public accounting firm and with appropriate ACNB Corporation financial personnel and internal auditors. The Audit Committee also discussed with ACNB Corporation's management and independent registered public accounting firm the process used for certifications by ACNB Corporation's Chief Executive Officer and Chief Financial Officer, which are required for certain of ACNB Corporation's filings with the SEC.

        The Audit Committee also met privately at its regular meetings with both the independent registered public accounting firm and the internal auditors, each of whom has unrestricted access to the Audit Committee.

        The Audit Committee appointed BDO USA, LLP as the independent registered public accounting firm for ACNB Corporation after reviewing the firm's performance and independence from management.

        Management has primary responsibility for ACNB Corporation's financial statements and the overall reporting process, including ACNB Corporation's system of internal controls.

        The independent registered public accounting firm audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations, and cash flows of ACNB Corporation in conformity with generally accepted accounting principles, and discussed with the Audit Committee any issues the firm believes should be raised with the Audit Committee.

        The Audit Committee reviewed with management and BDO USA, LLP, ACNB Corporation's independent registered public accounting firm, ACNB Corporation's audited financial statements, as well as reviewed those financial statements and reports prior to issuance. Management has represented, and BDO USA, LLP has confirmed, to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

        The Audit Committee received from and discussed with BDO USA, LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's Communications with Audit Committees. These items relate to that firm's independence from ACNB Corporation. The Audit Committee also discussed with BDO USA, LLP matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees). The Audit Committee implemented a procedure to monitor auditor independence, reviewed audit and non-audit services performed by BDO USA, LLP, and discussed with the firm its independence.

        The Audit Committee reviewed the audited financial statements and, based upon the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014, which is then filed with the SEC.

        At present, ACNB Corporation has two individuals designated as "audit committee financial expert". The Board of Directors has determined that Daniel W. Potts and Robert W. Miller are qualified to serve as ACNB Corporation's audit committee financial experts and are independent as defined under applicable SEC and Nasdaq rules.

        This report is furnished by the Audit Committee.

Daniel W. Potts, Chair
Frank Elsner, III
Robert W. Miller
Donna M. Newell
J. Emmett Patterson
Marian B. Schultz
David L. Sites
Harry L. Wheeler

INDEPENDENT AUDITORS

        On July 9, 2013, the Board Audit Committee of the Corporation appointed BDO USA, LLP (BDO) as the Corporation's new independent registered public accounting firm for and with respect to the year ending December 31, 2013, and dismissed ParenteBeard LLC (ParenteBeard) from that role. The Corporation's principal audit personnel at ParenteBeard resigned from ParenteBeard and joined BDO.

        The report of ParenteBeard, now Baker Tilley Virchow Krause, LLP, on the Corporation's financial statements for the year ended December 31, 2012, did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

        During the Corporation's most recent fiscal year and the subsequent interim period preceding ParenteBeard's dismissal, there were: (i) no disagreements with ParenteBeard on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of ParenteBeard, would have caused it to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements of the Corporation; and, (ii) no "reportable events", as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

        The Corporation provided ParenteBeard with a copy of the above disclosures prior to filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (SEC) and requested ParenteBeard to furnish to the Corporation a letter addressed to the SEC stating that it agreed with the statements made above. A copy of ParenteBeard's letter dated July 11, 2013, was attached as Exhibit 16.1 to the Form 8-K.

        During the Corporation's most recently completed fiscal year prior to and through the date of the Corporation's appointment of BDO, the Corporation did not consult with BDO regarding: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Corporation's consolidated financial statements, and no written or oral advice was provided by BDO that was an important factor considered by the Corporation in reaching a decision as to accounting, auditing, or financial reporting issues; or, (ii) any matter that was either the subject of a disagreement or event, as set forth in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

        Aggregate fees billed to ACNB Corporation by BDO for 2014 and 2013 for services rendered are presented below:

	Year Ended December 31, 2014	Year Ended December 31, 2013
Audit Fees	$150,697	$129,336
Audit-Related Fees	3,000	5,750
Tax Fees	27,088	9,526
All Other Fees	—	—

Total Fees	$180,785	$144,612

        Audit Fees include fees billed for professional services rendered for the audit of the Corporation's annual consolidated financial statements and the review of consolidated financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses.

        Audit-Related Fees include fees billed for professional services rendered for the Student Loan Audit in 2014 and HUD audit in 2013.

        Tax Fees include fees billed for professional services rendered for tax compliance, tax advice, and tax planning.

        The Audit Committee has considered whether, and determined that, the provision of the non-audit services is compatible with maintaining the independence of BDO USA, LLP.

        The Audit Committee preapproves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other services. Preapproval will generally be provided for up to one (1) year, and any preapproval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also preapprove particular services on a case-by-case basis. For each proposed service, the independent auditors are required to provide detailed back-up documentation at the time of approval. None of the services related to the Audit-Related Fees, Tax Fees, or All Other Fees described above was approved by the Audit Committee pursuant to the preapproval waiver provisions set forth in the applicable SEC rules. In addition, the Audit Committee annually considers and recommends to the Board of Directors the selection of the Corporation's independent auditors.

SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires ACNB Corporation's directors, executive officers, and shareholders who beneficially own more than 10% of ACNB Corporation's outstanding equity stock to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of ACNB Corporation with the SEC. Based on a review of copies of the reports we received, and on the statements of the reporting persons, we believe that all Section 16(a) filing requirements were complied with in a timely manner during 2014.

PROPOSALS

        Cumulative voting rights do not exist with respect to the election of directors. The four (4) nominees for Class 2 Director receiving the highest number of "FOR" votes cast (in person or by proxy and entitled to vote at the annual meeting) by those shareholders entitled to vote will be elected directors for the Corporation.

        For the election of directors in Proposal 5, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the other proposals, you may vote "FOR", "AGAINST" or "ABSTAIN". If you "ABSTAIN", it has the same effect as a vote "AGAINST". If you sign your proxy card or broker voting instruction card, or vote via internet or telephone, with no further instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of the Board's nominees and "FOR" all other proposals described in this proxy statement).

1.     TO FIX THE NUMBER OF DIRECTORS OF ACNB CORPORATION AT THIRTEEN (13).

        The Board of Directors recommends a vote FOR this proposal.

2.     TO FIX THE NUMBER OF CLASS 1 DIRECTORS AT FIVE (5).

        The Board of Directors recommends a vote FOR this proposal.

3.     TO FIX THE NUMBER OF CLASS 2 DIRECTORS AT FOUR (4).

        The Board of Directors recommends a vote FOR this proposal.

4.     TO FIX THE NUMBER OF CLASS 3 DIRECTORS AT FOUR (4).

        The Board of Directors recommends a vote FOR this proposal.

5.     TO ELECT FOUR (4) CLASS 2 DIRECTORS TO SERVE FOR TERMS OF THREE (3) YEARS.

        Nominees for Class 2 Directors are:

Richard L. Alloway II	David L. Sites
Donna M. Newell	Alan J. Stock

  The Board of Directors recommends a vote FOR the election of these nominees.

6.     TO CONDUCT A NON-BINDING VOTE ON EXECUTIVE COMPENSATION.

        In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act")) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareholder vote to approve, in a non-binding vote, the compensation of our Named Executive Officers.

        The shareholders approved a resolution at the Corporation's 2011 Annual Meeting of Shareholders to conduct an annual advisory vote on the Corporation's executive compensation for the Named Executive Officers. The next shareholder advisory vote on the frequency by which shareholders will vote on executive compensation will take place at the 2017 Annual Meeting of Shareholders.

        As described in detail in this proxy statement, our executive compensation programs are designed to attract, motivate, reward and retain our Named Executive Officers, who are critical to our success. We are asking our shareholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a "Say on Pay" proposal, gives our shareholders the opportunity to express their views on our Named Executive Officer compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote "FOR" the following resolution at the Annual Meeting of Shareholders:

    RESOLVED, that the Corporation's shareholders approve, on a non-binding basis, the compensation paid to the Named Executive Officers, as disclosed in the Corporation's Proxy Statement for the 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, narrative discussion, and the other related tables and disclosure.

        The Say on Pay vote is advisory, and therefore not binding on the Corporation, the Compensation Committee, or the Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, we will consider our shareholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

  The Board of Directors recommends a vote FOR this proposal.

7.     TO RATIFY THE SELECTION OF BDO USA, LLP AS ACNB CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

        The Board of Directors has approved the selection of BDO USA, LLP as the independent registered public accounting firm for the examination of its financial statements for the fiscal year ending December 31, 2015. BDO USA, LLP served as the Corporation's independent registered public accounting firm for the year ended December 31, 2014.

        BDO USA, LLP has advised us that neither the firm nor any of its associates has any relationship with the Corporation or its subsidiaries other than the usual relationship that exists between the independent registered public accounting firm and its clients.

        We expect a representative of BDO USA, LLP to be present at the Annual Meeting of Shareholders, to respond to appropriate questions, and to make a statement if the representative desires to do so.

  The Board of Directors recommends a vote FOR this proposal.

8.     TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2015 ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

ADDITIONAL INFORMATION

        Any shareholder may obtain a copy of ACNB Corporation's Annual Report on Form 10-K for the year ended December 31, 2014, including the financial statements and related schedules and exhibits, required to be filed with the SEC, without charge, by submitting a written request to Corporate Relations, ACNB Corporation, 16 Lincoln Square, P. O. Box 3129, Gettysburg, Pennsylvania 17325, or by calling (717) 339-5085. You may also view these documents on our website at acnb.com under the ACNB Corporation tab or directly at http://www.acnb.com/acnb-corporation.

OTHER MATTERS

        The Board of Directors knows of no matters other than those discussed in this proxy statement that will be presented at the annual meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01ZQXF 1 U P X + Annual Meeting Proxy Card . A Proposals — The Board of Directors recommends a vote FOR ALL nominees listed in proposal 5, and a vote FOR proposals 1, 2, 3, 4, 6 and 7. For Against Abstain 6. To conduct a non-binding vote on executive compensation. 8. To transact such other business as may properly come before the 2015 Annual Meeting and any adjournment or postponement thereof. For Against Abstain 7. To ratify the selection of BDO USA, LLP as ACNB Corporation’s independent registered public accounting firm. 01 - Richard L. Alloway II 04 - Alan J. Stock 02 - Donna M. Newell 03 - David L. Sites 5. To elect four (4) Class 2 Directors to serve for terms of three (3) years and until their successors are elected and qualified. For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION ACNB CORPORATION For Against Abstain 1. To fix the number of Directors of ACNB Corporation at thirteen (13). 3. To fix the number of Class 2 Directors at four (4). 4. To fix the number of Class 3 Directors at four (4). For Against Abstain 2. To fix the number of Class 1 Directors at five (5). + Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B This proxy must be dated, signed by the shareholder(s), and returned promptly in the enclosed envelope. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and if more than one, all should sign. If the signer is a corporation or other entity, please sign full corporate name by duly authorized officer. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Admission Ticket IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 4, 2015. Vote by Internet • Go to www.investorvote.com/ACNB • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by Telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2015. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby constitutes and appoints J. Emmett Patterson and Marian B. Schultz and each or either of them, proxies of the undersigned, with full power of substitution to vote all of the shares of ACNB Corporation that the signing shareholder(s) may be entitled to vote at the Annual Meeting of Shareholders to be held at the ACNB Corporation Operations Center, 100 V-Twin Drive, Gettysburg, Pennsylvania 17325, on Tuesday, May 5, 2015, at 1:00 p.m., prevailing time, and at any adjournment or postponement of the meeting, as indicated upon the matters referred to in the proxy statement, and upon any matters which may properly come before the Annual Meeting. THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED BY THE SIGNING SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL” NOMINEES LISTED AND “FOR” PROPOSALS 1, 2, 3, 4, 6 AND 7. PROXY — ACNB CORPORATION C Non-Voting Items Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. IMPORTANT ANNUAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2015. THE PROXY STATEMENT, ANNUAL REPORT AND OTHER RELATED CORPORATION MATERIALS ARE AVAILABLE AT: http://www.acnb.com/acnb-corporation 2015 Annual Meeting Admission Ticket 2015 Annual Meeting of ACNB CORPORATION Shareholders May 5, 2015, 1:00 p.m. Local Time ACNB Corporation Operations Center, 100 V-Twin Drive, Gettysburg, Pennsylvania 17325 Upon arrival, please present this admission ticket and photo identification at the registration desk. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. + + qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q